                        OFFICE LEASE -- TWO CONWAY PARK


THIS OFFICE LEASE (this "Lease") is made as of November 18, 1999, by and between
                         -----


"Landlord"  Riggs & Company, a division of Riggs Bank, N.A. as Trustee of the
 --------
            Multi-Employer Property Trust, a trust organized under 12 C.F.R.
            Section 9.18 and

"Tenant"    OnePoint Communications Corp.

                                BRONSON & KAHN
                               ATTORNEYS AT LAW
                   300 WEST WASHINGTON STREET - 14TH FLOOR
                            CHICAGO, ILLINOIS 60606


                                (312) 553-1700
                              FAX (312) 553-1733


                                January 4, 2000

BY REGULAR MAIL
---------------
Peter Speranza, Esq.
Speranza & Bates
560 Oakwood Avenue
Suite 10 1
Lake Forest, Illinois 60045

          Re: Lease for OnePoint Communications Corp. at Two Conway Park

Dear Peter:

     As we agreed, enclosed is changed page no. 1 of the Lease for OnePoint Communications at Two Conway Park and changed page no. 3 of the Tenant Work Letter. Please substitute these pages into the original documents for your client and I will do the same for the landlord.

     Please call me if you have any questions.

                                 Very truly yours,


                                 Harlan D. Kahn

HDK/krs
Enclosure
cc:  Scott Price

                            SECTION 1: DEFINITIONS
                            ----------------------

     1 - 1 Definitions. Each underlined term in this section shall have the
           -------------
meaning set forth next to that underlined term. Capitalized terms that are used in this Lease without definition but are defined in any of the Exhibits to this Lease shall have the meanings ascribed to those terms in the applicable Exhibit.

     1.2 Access Laws: The Americans With Disabilities Act of 1990 (including the
         -------------
Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

     1.3 Additional Rent: Defined in paragraph 3.4 captioned "Additional Rent".
         -----------------                                   ------------------

     1.4 Base Amount Allocable to the Premises: Defined in paragraph 3.4.5.
         ---------------------------------------

     1.5  Base Rent: Base Rent shall be as follows:
          -----------

          (a) March 1, 2000 through February 28, 2001; Sixty-One Thousand Two Hundred Eighty-Six and 30/100 Dollars ($61,286.30) per month;

          (b) March 1, 2001 through February 28, 2002; Sixty-Three Thousand One Hundred Twenty-Four and 88/100 Dollars ($63,124.88) per month;

          (c) March 1, 2002 through February 28, 2003; Sixty-Five Thousand Eighteen and 63/100 Dollars ($65,018.63) per month;

          (d) March 1, 2003 through February 29, 2004; Sixty-Six Thousand Nine Hundred Sixty-Nine and 19/100 Dollars ($66,969.19) per month;

          (e) March 1, 2004 through February 28, 2005; Sixty-Eight Thousand Nine Hundred Seventy-Eight and 26/100 Dollars ($68,978.26) per month; (f) March 1, 2005 through February 28, 2006; Seventy-One Thousand FortySeven and 61/100 Dollars ($71,047.61) per month;

          (g) March 1, 2006 through February 28, 2007; Seventy-Three Thousand One Hundred Seventy-Nine and 04/100 Dollars ($73,179.04) per month;

          (h) March 1, 2007 through February 29, 2008; Seventy-Five Thousand Three Hundred Seventy-Four and 41/100 Dollars ($75,374.41) per month;

          (i) March 1, 2008 through February 28, 2009; Seventy-Seven Thousand Six Hundred Thirty-Five and 64/100 Dollars ($77,635.64) per month; and

          0) March 1, 2009 through February 28, 2010; Seventy-Nine Thousand Nine Hundred Sixty-Four and 71/100 Dollars ($79,964.71) per month.

within five (5) business days of receipt of Landlord's comments. The revised Preliminary Architectural Plans when approved by Landlord are referred to herein as the "Architectural Plans". The "Preliminary Architectural Plans", the "Preliminary Space Plans", the "Mechanical/Electrical Drawings" and the "Architectural Plans" are herein collectively referred to as the "Plans". Tenant must submit to Landlord a copy of the building permit before the start of the Tenant Work. The Architectural Plans and the Mechanical/Electrical Drawings shall be produced on CAD.

          (f) Notwithstanding anything contained herein to the contrary, Tenant agrees to and shall engage, or cause its general contractor to engage, V.A. Smith & Company, as the subcontractor to perform the Tenant's Work pertaining to the heating, ventilating and air conditioning system in the Premises; provided that V.A. Smith & Company agrees to perform such work for a competitive price which is equal in all material respects to (or less than) the lowest of other competitive, bona-fide arms-length bids received by Tenant for the same work. Otherwise, Tenant shall be free to hire the (or one of the) lower competitive bidders to perform such work.

          (g) Tenant represents to Landlord that Tenant has reviewed its needs and the above-specified delivery dates with the Interior Space Planner and that Tenant has assured itself that, with Landlord's cooperation, the Plans can be delivered as herein above required. Tenant agrees to cooperate with the Interior Space Planner as promptly as possible and in any event in sufficient time to cause the Plans to be prepared and timely delivered as herein above required.

          (h) Neither review nor approval by Landlord of any of the Plans shall constitute a representation or warranty by Landlord that such Plans either (i) are complete or suitable for their intended purpose or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance, except as provided in the Lease.

3. Cost of Tenant's Work.

          (a) Before commencement of any portion of the Tenant's Work, Tenant shall enter into a contract (the "Buildout Contract") to perform the Tenant's Work with Development Solutions, Inc., as its general contractor. The Buildout Contract shall provide that the Tenant's Work shall be completed by March 1, 2000 and shall further provide that the general contractor shall not be entitled to payment of more than ninety percent (90%) of the total contract price prior to the date upon which the Landlord pays or is required to pay the Retention Amount (as defined herein) to Tenant under the terms and provisions of this Work Letter. Tenant agrees to promptly give Landlord a copy of the Buildout Contract. Tenant shall cause the general contractor to use only those subcontractors approved by Landlord, which approval shall not be unreasonably withheld. All of the Tenant's Work shall be performed by one or more licensed general contractors and their respective subcontractors, all of whom shall be signatory to a collective bargaining agreement or other agreement with an appropriate labor organization affiliated with the Building and Construction Trades Department of the AFL-CIO. The Landlord shall have the right to approve all contracts and subcontracts with any of the aforementioned general contractors and subcontractors, which approval shall not be unreasonably withheld.

               [LETTERHEAD OF SPERANZA & BATES ATTORNEYS AT LAW]

                               December 22, 1999

VIA FACSIMILE 312-553-1733

Harlan D. Kahn, Esq.
Bronson & Kahn
300 West Washington Street
14/th/ Floor
Chicago IL 60606

Re:  Lease for OnePoint Communications Corp. at Two Conway Park

Dear Harlan:

     Pursuant to our conversation, sent herewith is the proposed rider to the DS1 contract. Paragraph 7 incorporates the tenant work letter as we discussed. Subsequent to our conversation, I talked to my contact at OnePoint. She confirms that DSI has signed off on both the rider sent herewith as it was amended (sections other than section 7 were changed) and your proposed rider. Although I am uncertain as to why both riders were signed, apparently DS1 anticipates a merger of the two riders which will then be reexecuted by the parties. After your review, please call so that I may finalize the rider in the form which is acceptable to all parties for execution.

     Also, pursuant to our conversation, you have agreed that an oversight occurred in the final draft of the lease which was executed. As you know, the commencement date is March 1, 2000. Unfortunately, section 1.5 of the lease provides that rent is to begin on February 1, 2000. You have agreed that the date rent is to begin is March 1, 2000. The work letter in section 3 provides that the tenant work will be completed by February 1, 2000 and we have agreed that date should also be changed to March 1, 2000. You stated that you will be out of the office as of tomorrow for the balance of the year and would make these changes in appropriate form after your return in the new year.

     Please contact me tomorrow at your convenience regarding the DSI contract.

                                       truly yours,
                                       SPNATE, BATES

                                       Peter A. Speranza
PAS:ams cc: J. DiGuido

                               Speranza & Bates
                               560 Oa4wood Avenue
                                   Suite 101
                          Lake Forest, Illinois 60045
                                 (847)615-1090
                               Fax (847)615-1096
Confidential Facsimile


  To: I Joanne DiGuido


 Fax:  1 847-374-1070                          1

   --------------------------------------------

From: I Peter A. Speranza
      -------------------

 Date: I January 4, 2000                       1

     -------------------------------------------
Subject: I Two Conway Park Lease.              I
     -------------------------------------------

 Pages:  I Four (4) including cover sheet
         --


         The documents that accompany ibis facsimile contain confidential and privileged information and are intended solely for the use of the individual or entity to whom this transmission is directed. Any disclosure of the information herein is an authorized and strictly prohibited.

                        [LETTERHEAD OF BRONSON & KAHN]


                                January 4, 2000


Peter Speranza, Esq
Speranza & Rates
560 Oakwood Avenue
Suite 101
Lake Forest, Illinois 60045

             Re:  Lease. for OnePoint Communications Corp-at Two Conway Park

Dear Peter:

     As we discussed, enclosed are changed pages to the Lease for OnePoint Communications at Two Conway Park. Please call me with your approval and to arrange substitution of the changed pages into the final lease.

     Also, please send me a copy of the contract/rider signed with DSL

                            Very truly yours,


                            Harlan D. Kahn

HDK/krs Enclosure
cc: Scott Price

                             SECTION I DEFINITIONS
                             ---------------------


         I Definitions. Each underlined term in ibis section shall have the
           -----------
meaning set forth next To that underlined term Capitalized terms that are used in this Lease without definition but are defined in any of the Exhibits to this Lease shall have the meanings ascribed to those terms in the applicable Exhibit.

        1.2 Access Lam: The Americans With Disabilities Act of 1990 (including
            -------
the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

        1.3 Additional Rent: Defined in paragraph 3.4 captioned "Additional
            ---------------                                      ----------
        Rent".

        1.4 Base Amount Allocable to the Premises:  Defined in paragraph 3.4 5

        1.5 Base Rent. Base Rent shall be as follows:
            ---------

            (a) March 1, 2000 through February 28, 2001; Sixty-One Thousand Two Hundred Eighty-Six and 30/100 Dollars ($61,286.30) per month;

            (b) March 1, 2001 through February 28, 2002; Sixty-Three Thousand One Hundred Twenty-Four and 88/100 Dollars ($63,124.88) per month;

            (c) March 1, 2002 through February 28, 2003; Sixty-Five Thousand Eighteen and 63/100 Dollars ($65,018.63) per month.

            (d) March 1, 2003 through February 29, 2004; Sixty-Six Thousand Nine Hundred Sixty-Nine and 19/100 Dollars ($66,969.19) per month;

            (c) March 1, 2004 through February 28, 2005, Sixty-Eight Thousand Nine Hundred Seventy-Eight and 26/100 Dollars ($68,978.26) per month,

            (f) March 1, 2005 through February 28, 2006; Seventy-One Thousand Forty-Seven and 61/100 Dollars ($71,047.61) per month:

            (g) March 1, 2006 through February 28, 2007; Seventy-Three Thousand One Hundred Seventy-Nine and 04/100 Dollars ($73,179.04) per month;

            (h) March 1, 2007 through February 29, 2008; Seventy-Five Thousand Three Hundred Seventy-Four and 41/100 Dollars ($75,374.41) per month;

            (i) March 1, 2008 through February 28, 2009; Seventy-Seven Thousand Six Hundred Thirty-Five and 64/100 Dollars ($77.635.64) per month; and

             0) March 1, 2009 through February 28, 2010; Seventy-Nine Thousand Nine Hundred Sixty-Four and 71/100 Dollars ($79,964.71) per month.

within five (5) business days of receipt of Landlord's comments. The revised Preliminary Architectural Plans when approved by Landlord are referred to herein as die "Architectural Plans" The "Preliminary Architectural Plans", the "Preliminary Space Plans", the "Mechanical/Electrical Drawings" and the "Architectural Plans" are herein collectively referred to as the "Plans". Tenant must submit to Landlord a copy of the building permit before the start of the Tenant Work. The Architectural Plans and the Mechanical/Electrical Drawings shall be produced on CAT).

          (f) Notwithstanding anything contained herein to The contrary, Tenant agrees to and shall engage, or cause its general contractor to engage, V.A. Smith & Company, as The subcontractor To perform the Tenant's Work pertaining to The heating, ventilating and air conditioning system in The Premises; provided that V.A. Smith & Company agrees TO perform such work for a competitive price which is equal in all material respects to (or less than) the lowest of other competitive, bona-fide arms-length bids received by Tenant for the same work. Otherwise, Tenant shall be free to hire the (or one of the) lower competitive bidders to perform such work.

          (g) Tenant represents to Landlord that Tenant has reviewed its needs and the above-specified delivery dates with The Interior Space Planner and that Tenant has assured itself that, with Landlord's cooperation, the Plans can be delivered as herein above required. Tenant agrees to cooperate with the Interior Space Planner as promptly as possible and in any event in sufficient time to cause the Plans to be prepared and timely delivered as herein above required.

          (h) Neither review nor approval by Landlord of any of the Plans shall constitute a representation or warranty by Landlord that such Plans either (i) are complete or suitable for their intended purpose or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance, except as provided in the Lease

3. Cost of Tenant's Work.

          (a) Before commencement of any portion of the Tenant's Work, Tenant shall enter into a contract (the "Buildout Contract") to perform the Tenant's Work with Development Solutions, Inc., as its general contractor. The Buildout Contract shall provide That the Tenant's Work shall be completed by March 1, 2000 and shall further provide that the general contractor shall not be entitled to payment of more than ninety percent (90%) of the total contract price prior to the date upon which the Landlord pays or is required to pay the Retention Amount (as defined herein) to Tenant under The terms and provisions of this Work Letter. Tenant agrees to promptly give Landlord a copy of the Buildout Contract. Tenant shall cause the general contractor to use only those subcontractors approved by Landlord, which approval shall not be unreasonably withheld. All of the Tenant's Work shall be

                       [LETTERHEAD OF SPERANZA & BATES]

                               December 1, 1999

VIA FEDERAL EXPRESS
-------------------


PERSONAL AND CONFIDENTIAL

Ms. JoAnne DiGuido
OnePoint Communications Corp.
2201 Waukegan Road
Building D, Suite E-200
Bannockburn, IL 60015


Re:  Lease for Two Conway Park


Dear JoAnne:

     Enclosed is a fully executed original Lease for the above-referenced property for your records. I have retained an executed original as well for my file. If you need an additional executed original, please let me know and I will forward mine to you.

     If you have any questions, please contact me.


                                 Very truly yours,

                                      RANZA & BATES



PAS:sp
Enclosure

                         SECTION A: TABLE OF CONTENTS
SECTION 1:  DEFINITIONS......................................................    1

SECTION 2: PREMISES AND TERM.................................................    5
2.1  Lease of Premises.......................................................    5
2.2  Lease Term..............................................................    5
2.3  Plans and Specifications................................................    5
2.4  Intentionally Omitted...................................................    5
2.5  Intentionally Omitted ..................................................    5
2.6  Intentionally Omitted ..................................................    5
2.7  Ownership and Removal of Tenant Improvements............................    5
2.8  Tenant and Landlord Delays..............................................    6
2.9  Memorandum of Commencement Date.........................................    6
          2.10  Use and Conduct of Business..................................    6
          2.12  Renewal Option...............................................    7
          2.13  Intentionally Omitted........................................    7
          2.14  Antenna Rights...............................................    8
          2.15  Storage Space................................................    8

SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER
LEASE........................................................................    8
          3.1  Payment of Rental.............................................    8
          3.2  Base Rent.....................................................    9
          3.3  Security Deposit/Letter of Credit.............................    9
          3.4  Additional Rent...............................................   11
          3.5  Utilities.....................................................   15
          3.6  Holdover......................................................   15
          3.7  Late Charge...................................................   16
          3.8  Default Rate..................................................   16

SECTION 4: GENERAL PROVISIONS................................................   16
          4.1  - Maintenance and Repair by Landlord..........................   16
          4.2  Maintenance and Repair by Tenant..............................   16
          4.3  Common Areas/Security/Parking.................................   17
          4.4  Building Services ............................................   17
          4.5  Tenant Alterations............................................   18
          4.6  Tenant's Work Performance.....................................   18
          4.7  Surrender of Possession.......................................   20
          4.8  Removal of Property...........................................   20
          4.9  Access........................................................   20
          4.10 Damage or Destruction.........................................   21

          4.11 Condemnation..................................................   22
          4.12 Intentionally Omitted.........................................   22
          4.13 Indemnification...............................................   22
          4.14 Tenant Insurance..............................................   23
          4.15 Landlord's Insurance..........................................   23
          4.16 Waiver of Subrogration........................................   24
          4.17 Assignment and Subletting by Tenant...........................   24
          4.18 Assignment by Landlord........................................   27
          4.19 Estoppel Certificates and Financial Statements................   28
          4.20 Modification for Lender.......................................   28
          4.21 Hazardous Substances..........................................   28
          4.22 Access Laws...................................................   29
          4.23 Quiet Enjoyment...............................................   30
          4.24 Signs.........................................................   30
          4.25 Subordination.................................................   31
          4.26 Workers Compensation Immunity.................................   31
               Brokers.......................................................   31
          4.27 Exculpation and Limitation of Liability.......................   31
          4.28 Intentionally Omitted.........................................   31
          4.29 Mechanic's Liens and Tenant's Personal Property Taxes.........   32
          4.30 Intentionally Omitted.........................................   32

SECTION 5: DEFAULT AND REMEDIES..............................................   32
          5.1 Events of Default..............................................   32
          5.2 Remedies.......................................................   33
          5.3 Right to Perform...............................................   35
          5.4 Landlord's Default.............................................   35

SECTION 6: MISCELLANEOUS PROVISIONS..........................................   35
          6.1 Notices........................................................   35
          6.2 Attorney's Fees and Expenses...................................   36
          6.3 No Accord and Satisfaction.....................................   36
          6.4 Successors; Joint and Several Liability........................   36
          6.5 Choice of Law..................................................   36
          6.6 No Waiver of Remedies..........................................   36
          6.7 -Offer to Lease................................................   37
          6.8 Force Majeure..................................................   37
          6.9 Landlord's Consent.............................................   37
          6.10 Severability; Captions........................................   37

          6.11 Interpretation................................................   37
          6.12 Incorporation of Prior Agreement; Amendments..................   37
          6.13 Authority.....................................................   38
          6.14 Time of Essence...............................................   38
          6.15 Survival of Obligations.......................................   38
          6.16 Consent to Service............................................   38

          6.17 Landlord's Authorized Agents..................................   38
          6.18 Waiver of Jury Trial..........................................   39

LISTING OF EXHIBITS
-------------------

Exhibit A      Legal Description of the Land
Exhibit B      Drawing Showing Location of the Premises
Exhibit C      Tenant Improvements or Workletter, as applicable
Exhibit D      Form of Memorandum of Commencement Date
Exhibit E      Rules and Regulations
Exhibit F      Description of Cleaning Services
Exhibit G      Letter of Credit
Exhibit H      Location of Parking Spaces

                            SECTION 1: DEFINITIONS
                            ----------------------

    1 - 1 Definitions. Each underlined term in this section shall have the
          -----------
meaning set forth next to that underlined term. Capitalized terms that are used in this Lease without definition but are defined in any of the Exhibits to this Lease shall have the meanings ascribed to those terms in the applicable Exhibit.

     1.2  Access Laws: The Americans With Disabilities Act of 1990 (including
          -----------
the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

     1.3  Additional Rent: Defined in paragraph 3.4 captioned "Additional Rent".
          ---------------                                     ----------------

     1.4  Base Amount Allocable to the Premises: Defined in paragraph 3.4.5.
          -------------------------------------

     1.5  Base Rent: Base Rent shall be as follows:
          ---------

          (a) February 1, 2000 through January 31, 2001; Sixty-One Thousand Two Hundred Eighty-Six and 30/100 Dollars ($61,286.30) per month;

          (b) February 1, 2001 through January 31, 2002; Sixty-Three Thousand One Hundred Twenty-Four and 88/100 Dollars ($63,124.88) per month;

          (c) February 1, 2002 through January 31, 2003; Sixty-Five Thousand Eighteen and 63/100 Dollars ($65,018.63) per month;

          (d) February 1, 2003 through January 31, 2004; Sixty-Six Thousand Nine Hundred Sixty-Nine and 19/100 Dollars ($66,969.19) per month;

          (e) February 1, 2004 through January 31, 2005; Sixty-Eight Thousand Nine Hundred Seventy-Eight and 26/100 Dollars ($68,978.26) per month;

          (f) February 1, 2005 through January 31, 2006; Seventy-One Thousand Forty-Seven and 61/100 Dollars ($71,047.61) per month;

          (g) February 1, 2006 through January 31, 2007; Seventy-Three Thousand One Hundred Seventy-Nine and 04/100 Dollars ($73,179.04) per month;

          (h) February 1, 2007 through January 31, 2008; Seventy-Five Thousand Three Hundred Seventy-Four and 41/100 Dollars ($75,374.41) per month;

          (i) February 1, 2008 through January 31, 2009; Seventy-Seven Thousand Six Hundred Thirty-Five and 64/100 Dollars ($77,635.64) per month; and

          (j) February 1, 2009 through January 31, 2010; Seventy-Nine Thousand Nine Hundred Sixty-Four and 71/100 Dollars ($79,964.71) per month.

     1.6  Brokers: Tenant was represented in this transaction by The Grubb &
          -------
Ellis Company, a licensed real estate broker. Landlord was represented in this transaction by Insignia/ESG, Inc., a licensed real estate broker.

     1.7  Building: The building located on the Land at 150 Field Drive, Lake
          --------
Forest, Illinois 60045 commonly known as Two Conway Park and containing approximately 119,997 rentable square feet.

     1.8  Business Day: Calendar days, except for Saturdays and Sundays and the
          ------------
following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

     1.9  Business Hours: From 7:00 a.m. to 6:00 p.m. on Monday through Friday
          --------------
and from 9:00 a.m. to 1:00 p.m. on Saturday.

     1.10 Claims: An individual and collective reference to any and all claims,
          ------
demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorneys' fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

     1.11 Commencement Date: The earlier to occur of: (a) March 1, 2000; or (b)
          -----------------
the date on which Tenant occupies any portion of the Premises for conducting its ordinary business therein (as distinguished from occupancy for purposes of completing Tenant Improvements).

     1.12 ERISA: The Employee Retirement Income Security Act of 1974, as now or
          -----
hereafter amended, and the regulations promulgated under it.

     1.13 Estimated Operating Costs Allocable to the Premises: Defined in
          ---------------------------------------------------
paragraph 3.4.5.

     1.14 Events of Default: One or more of those events or states of facts
          -----------------
defined in the paragraph captioned "Events of Default"
                                    -----------------

     1.15 Force Majeure: Any one or more of the following: act of God, strike,
          -------------
lockout, labor trouble or dispute, inability to procure or shortage of material or labor, failure of power or utility, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental Requirements (including mandated changes in the Plans and Specifications or the Tenant Improvements resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, act or omission of others, including Tenant, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord.

     1.16 Governmental Agency: The United States of America, the State in which
          -------------------
the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.

     1.17 Governmental Requirements: Any and all statutes, ordinances, codes,
          -------------------------
laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended.

     1.18 Hazardous Substance(s): Asbestos, PCBs, petroleum or petroleum-based
          ----------------------
chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, substance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.

     1.19 Land: The land upon which the Building is located in Lake County,
          ----
State of Illinois, as legally described in Exhibit A attached to this Lease.
                                           ---------

     1.20 Landlord: The trust named on the first page of this Lease, or its
          --------
successors and assigns as provided in paragraph captioned "Assignment by
                                                           -------------
Landlord".
--------

     1.21 Landlord's Agents: Any and all partners, officers, agents, employees,
          -----------------
trustees, investment advisors and consultants of Landlord.

     1.22 Lease Term: Commencing on the Commencement Date, and ending one
          ----------
hundred twenty (120) months later, provided that, if the Commencement Date is a
                                   -------------
date other than the first day of a calendar month, the Lease Term shall be extended by the number of calendar days remaining in the month in which the Commencement Date occurs.

     1.23 Manager: Insignia/ESG, Inc., or its replacement as specified by
          -------
written notice from Landlord to Tenant.

     1.24 Manager's Address: 311 South Wacker Drive, Chicago, Illinois 60606,
          -----------------
which address may be changed by written notice from Landlord to Tenant.

     1.25 012grating Costs: Defined in paragraph captioned "Additional Rent".
          ----------------                                  ---------------

     1.26 Operating Costs Allocable to the Premises: Defined in paragraph 3.4.5.
          -----------------------------------------

     1.27 Permitted Use: General office uses consistent with Governmental
          -------------
Requirements and first-class buildings of the same or similar use as the Building located in the City of Lake Forest, Illinois.

     1.28 Plans and Specifications: (a) Those certain plans and specifications
          ------------------------
for the Tenant Improvements as listed in Exhibit C and any modifications to them
                                         ---------
approved in writing by Landlord and Tenant; or (b) if Exhibit C does not include
                                                      ---------
a listing of such plans and specifications, then such plans and specifications shall be prepared in accordance with the Workletter attached hereto as Exhibit C.
-

     1.29 Prepaid Rent: None.
          ------------

     1.30 Premises: The portion of the Building depicted on the plan attached to
          --------
this Lease as Exhibit B which consists of approximately 41,318 rentable square
              ---------
feet. Tenant agrees that such square footage shall be the square footage of the Premises for all purposes of this Lease, except as may be modified pursuant to the expansion option granted herein.

     1.31 Prime Rate: Defined in paragraph captioned "Default Rate".
          -----------                                 ------------

     1.32 Property Taxes: (a) Any form of ad valorem real or personal property
          --------------
tax or assessment imposed by any Governmental Agency on the Land, Building, related improvements or any personal property owned by Landlord located on the Land, Building or improvements; (b) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in such Land, Building, related improvements or personal property; (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Land; (d) any governmental impositions allocable to or measured by the area of any or all of such Land, Building, related improvements or personal property or the amount of any base rent, additional rent or other sums payable under any lease for any or all of such Land, Building, related improvements or personal property, including any tax on gross receipts or any excise tax or other charges levied by any Governmental Agency with respect to the possession, leasing, operation, maintenance, alteration, repair, use or occupancy of any or all of such Land, Building, related improvements, personal property or the rent earned by any part of or interest in such Land, Building, related improvements or personal property; (e) any impositions by any Governmental Agency on any transaction evidenced by a lease of any or all of such Land, Building, related improvements or personal property or charge with respect to any document to which Landlord is a party creating or transferring an interest or an estate in any or all of such Land, Building, related improvements or personal property; and (f) any increase in any of the foregoing based upon construction of improvements or change of ownership of any or all of such Land, Building, related improvements or personal property. Property Taxes shall not include taxes on Landlord's net income or any inheritance, estate or gift taxes.

     1.33 Punch List Work: Minor items of repair, correction, adjustment or
          ---------------
completion as such phrase is commonly understood in the construction industry in the northern suburbs of Chicago.

     1.34 Security Deposit: None.
          ----------------

     1.35 Scheduled Commencement Date: March 1, 2000.
          ---------------------------

     1.36 Intentionally Omitted.
          ---------------------

     1.37 Tenant: The person or entity named on the first page of this Lease.

     1.38 Tenant Alterations: Defined in paragraph captioned "Tenant
          -------------------                                 ------
Alterations".
-----------

     1.39 Tenant Delay: Defined in paragraph captioned "Tenant Delay".
          ------------                                  ------------

     1.40 Tenant Improvement Allowance: The maximum amount to be expended by
          -----------------------------
Landlord, if any, for the cost of Tenant Improvements (including architectural, engineering, permitting, space planning and construction management fees), which maximum shall not exceed One Million Six Hundred Fifty-Two Thousand Seven Hundred Twenty Dollars ($1,652,720.00).

     1.41 Tenant Improvements: Those alterations or improvements to the Premises
          --------------------
as appear and are depicted in the Plans and Specifications, or as are otherwise set forth in Exhibit C.
             ---------

     1.42 Tenant's Agents: Any and all officers, partners, contractors,
          ---------------
subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant.

     1.43 Tenant's Pro Rata Share is Thirty-four and 4325/10,000 percent
          -----------------------
(34.4325%).

     1.44 Unused Allowance Portion: That portion of the Tenant Improvement
          ------------------------
Allowance, if any, that is not expended hereunder, up to but in no event in excess of Two Hundred Six Thousand Five Hundred Ninety Dollars ($206,590.00).

     1.45 Year: A calendar year commencing January I and ending December 31.
          ----


                         SECTION 2: PREMISES AND TERM
                         ----------------------------


     2.1  Lease of Premises. Landlord leases the Premises to Tenant, and Tenant
          -----------------
leases the Premises from Landlord, upon the terms and conditions set forth in this Lease.

     2.2  Lease Term. The Lease Term shall be for the- period stated in the
          ----------
definition of that term, unless earlier terminated or extended as provided in this Lease.

     2.3  Plans and Specifications. The terms and provisions of Exhibit C shall
          ------------------------                              ---------
apply to this Lease. Terms used in Exhibit C but not defined therein shall have
                                   ---------
the meaning given in this Lease.

     2.4  Intentionally Omitted.
          ---------------------

     2.5  Intentionally Omitted,
          ---------------------

     2.6  Intentionally Omitted.
          ---------------------

     2.7  Ownership and Removal of Tenant Improvements. All Tenant Improvements,
          --------------------------------------------
regardless of which party constructed them, shall be the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided
                                      --------
that, at Landlord's election and upon written notice to Tenant within ten (10)
----
Business Days of Landlord's receipt of the Plans and Specifications, Tenant shall be required to remove all or any portion of the Tenant Improvements upon the expiration or earlier termination of this Lease. Said written notice to Tenant shall specify which Tenant Improvements are required to be removed upon the expiration or earlier termination of this Lease.

     2.8  Tenant and Landlord Delays.
          --------------------------

          2.8.1 A "Tenant Delay" is (b) any delay in the construction of the
                   ------------
Tenant Improvements caused by an act or omission of Tenant or any of Tenant's Agents, (c) any delay caused in furnishing long lead time materials or components required by Tenant, (d) any delay caused by revisions to the space plans which may be included as part of the workletter attached as Exhibit C or
                                                                  ---------
Plans and Specifications which are requested by Tenant or Tenant's Agents, (e) any delay caused by the performance or nonperformance of any work or activity by Tenant or Tenant's Agents; (f) any delay caused by any other fault, omission or delay by Tenant or Tenant's Agents; or (g) if subpart (b) of the definition of Plans and Specifications is applicable, any one or more of the following: (1) Tenant's failure to approve Tenant Construction Documents or Engineering Documents within two (2) Business Days after receipt; (2) any delay caused by Tenant's failure to approve the final budget within five (5) calendar days following the initial submission thereof, or delays caused by any redesign of the Tenant Improvements or rebidding thereof; or (3) any delay caused by revisions to space plans, Tenant Construction Documents or Engineering Documents requested by Tenant after their approval. Any Tenant Delay shall not affect the Commencement Date.

          2.8.2 A "Landlord Delay" is, (a) any delay by Landlord in the approval
                   --------------
or requested revision of construction documents delivered to Landlord by Tenant or Tenant's Agents; provided that in each case Landlord shall have not less than five (5) Business Days to approve or request revisions to such documents, (b) any delay in the construction of the Tenant Improvements caused by a negligent or intentionally wrongful act or omission of Landlord or any of Landlord's Agents, or (c) any delay caused by revisions to space plans and documents included as part of the workletter attached as Exhibit C which are requested by
                                               ---------
Landlord after Landlord's final approval.

     2.9  Memorandum of Commencement Date. At Landlord's election and request,
          -------------------------------
Tenant shall execute a Memorandum of Commencement Date in the form attached as

Exhibit D. In no event shall Tenant record this Lease or the Memorandum of
---------
Commencement Date.

     2.10 Use and Conduct of Business. The Premises are to be used only for the
          ---------------------------
Permitted Uses, and for no other business or purpose without the prior consent of Landlord. Landlord makes no representation or warranty as to the suitability of the Premises for Tenant's intended use. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises. Tenant's inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Land or Building. Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises, (b) any public or private nuisance, or (c) any act or condition which disturbs the quiet enjoyment of any other tenant in the Building, creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, interferes in any way with the business of Landlord or any other tenant in the Building or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Land or Building. Tenant shall not, without the prior consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any substantial noise or vibration or any increase in the normal consumption level of electric power. If any of Tenant's machines and equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide, at its sole cost and expense, adequate insulation or take other such action, including removing such machines and equipment, as may be necessary to eliminate the disturbance.

     2.11 Compliance with Governmental Requirements and Rules and Regulations.
          -------------------------------------------------------------------
Tenant shall comply with all Governmental Requirements relating to its use, occupancy and operation of the Premises and shall observe such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises, the Building and the Land, and for the preservation of good order in the Building, including the Rules and Regulations attached to this Lease as Exhibit E.
                                      ---------

     2.12 Renewal Option. Provided an Event of Default has not occurred and is not then continuing, Tenant shall have the right and option to renew this Lease (the "Renewal Option") for one (1) sixty (60) month lease term (the "Renewal Term") by providing Landlord written notice thereof (a "Renewal Option Exercise Notice") not less than two hundred seventy (270) days' prior to the expiration of the initial Lease Term (the "Renewal Option Exercise Date"). If Landlord does not receive a Renewal Option Exercise Notice by the Renewal Option Exercise Date, the Renewal Option shall expire and be null and void thereafter. If a Renewal Option Exercise Notice is received by Landlord by the Renewal Option Exercise Date, then Landlord shall within thirty (30) days reasonably and in good faith determine what it believes to be the current market rental rate, considering rental payments and other concessions given to tenants including, but not limited to, free rent and improvement allowances (the "CMRR") for comparable first ' class office buildings in Lake Forest, Illinois for renewal tenants, and deliver written notice thereof (the "CMRR Notice") to Tenant within said 30 day period. Within thirty (30) days of Tenant's receipt of the CMRR Notice, Tenant shall, in a writing delivered to Landlord, either (i) elect to exercise the Renewal Option (at a rental rate equal to CMRR), which election shall be irrevocable by Tenant and binding upon Tenant and Landlord, or (ii) elect not to exercise the Renewal Option, in which event Tenant's right to exercise the Renewal Option shall be deemed to be null and void and of no further force or effect. If Tenant elects to exercise the Renewal Option within the time period set forth herein, the Base Rent shall be adjusted for the first annual period of the Renewal Term to an amount which is equal to CMRR; and for each succeeding annual period of the Renewal Term, the Base Rent shall be adjusted to one hundred three percent (103%) of the immediately preceding annual Base Rent amount. If Tenant neither elects to exercise its Renewal Option nor elects not to exercise its Renewal Option, such inaction shall be deemed an election to not exercise the Renewal Option.

     2.13 Intentionally Omitted,
          ---------------------

     2.14 Antenna Rights". Tenant shall have the right, at no additional rent or
          --------------
other cost imposed by Landlord, for the duration of the Lease Term only, to install, maintain and operate telecommunications equipment, including without limitation, a satellite dish/antenna (collectively, the "Antenna") on the Building's roof (the "Roof"). The location for said Antenna shall be approved by Landlord. Tenant must obtain the prior approval of Landlord of the exact design and specifications of the Antenna and of the plans for the installation (including screening) of the Antenna, which approval shall not be unreasonably withheld or delayed. All costs of installation, maintenance and removal and any required repairs to the Building due to such removal (if required by Landlord, in its sole discretion), upon expiration or termination of this Lease shall be paid by Tenant. Tenant may only enter upon the Roof to install or maintain the Antenna with the accompaniment of a Building engineer. Tenant's Antenna may not interfere with the operation of any other telecommunication equipment installed on the Roof by Landlord or its licensees or any other tenant. The Antenna shall be used solely by Tenant and Tenant shall not permit use of, or access to, the Antenna by any third party, without Landlord's express prior written consent. Tenant hereby indemnifies Landlord from all claims, damages, costs and expenses arising out of the installation, maintenance, use or removal of the Antenna by Tenant. Tenant may also use the Building's risers, conduits and towers, subject to Landlord's prior approval of the installation and exact location thereof, for purposes of installing cabling from the Antenna to the Premises in the interior of the Building.

     2.15 Storage Space. Tenant shall have the right to occupy, on an exclusive
          -------------
basis and solely for the purpose of storage, that certain space comprising approximately 830 square feet in the basement of the Building (the "Storage Space") at $10.00 per square foot of Storage Space. The rent to be paid for the Storage Space shall be added to Base Rent and shall be due as and when Base Rent is due and payable. Tenant shall not be liable to pay any Additional Rent with respect to its occupancy of the Storage Space. Tenant shall occupy the Storage Space in its "as is" condition, with all faults and with all risks; provided, however that Tenant shall not be required to make any repairs or improvements to the Storage Space unless Tenant causes damage thereto and provided further that Tenant shall maintain the Storage Space in a good condition and shall keep the Storage Space free of any rubbish, debris and other waste materials. Landlord makes no representation or warranty regarding the Storage Space whatsoever. Tenant's right to occupy the Storage Space shall terminate automatically and immediately upon (i) the expiration or earlier termination of this Lease, or
(iii) the occurrence of an Event of Default (which Event of Default is not cured as provided herein) hereunder. Upon termination of Tenant's occupancy of the Storage Space, Tenant shall immediately vacate the Storage Space in a broom clean condition.


  SECTION 3: BASE RENT. ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER
  ------------------------------------------------------------------
LEASE
-----

     3.1  Payment of Rental.
          -----------------

          3.1.1 Tenant agrees to pay Base Rent, Additional Rent and any other sum due under this Lease to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, in lawful money of the United States when due under this Lease, at the offices of Manager at Manager's Address, or to such other party or at such other place as Landlord may from time to time designate in writing. If this Lease does not specify a due date with respect to any sum payable by Tenant hereunder, such sum shall be due thirty (30) calendar days after written demand for such payment is given to Tenant.

          3.1.2 Provided an Event of Default has not occurred and is not then continuing, Tenant shall be entitled to an abatement of Base Rent and Additional Rent hereunder in an amount equal to twenty-four and 2025/10,000 percent (24.2025%) of the each payment of Base Rent and Additional Rent due and payable during the first twelve (12) full calendar months of this Lease (commencing with the first full calendar month, as opposed to any partial month which may commence the Term), which abatement may be deducted from such amounts as and when due and payable to Landlord.

          3.1.3 Provided an Event of Default has not occurred and is not then continuing, Tenant shall receive a credit against Base Rent due and payable hereunder in the amount of the Unused Allowance Amount, which such credit shall be applied against Base Rent on a month by month basis, commencing upon the Commencement Date, until applied in full.

     3.2  Base Rent. Subject to Sections 3.1.2 and 3.1.3, Tenant agrees to pay
          ---------
Base Rent to Landlord without demand, in advance on or before the first day of each calendar month of the Lease Term. Base Rent for any partial month at the beginning or end of the Lease Term shall be prorated. On execution of this Lease, Tenant has paid to Landlord the amount specified in the definition of Prepaid Rent for the month specified in the definition of that term. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Commencement Date. Rent for the Storage Space shall be added to and incorporated as part of Base Rent hereunder, all subject to the provisions of paragraph 2.15.

     3.3  Security Deposit/Letter of Credit.
          ---------------------------------

          3.3.1 As security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, Tenant agrees to pay to Landlord upon execution of this Lease the sum specified in the definition of the term Security Deposit. If Tenant shall breach or default with respect to any payment obligation or other covenant or condition of this Lease, Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any damage suffered by Landlord as a result of such breach or default, and in such event, Tenant shall, upon demand by Landlord, deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the Lease Term. Landlord's use or application of all or any portion of the Security Deposit shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the Security Deposit shall be repaid to Tenant, without interest, within ten (10) calendar days after the expiration of this Lease. Tenant may not mortgage, assign, transfer or encumber the Security Deposit and any such act on the part of Tenant shall be without force or effect. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Base Rent, Additional Rent and all other sums payable under this Lease to Landlord for all periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord and applied against Landlord's damages. If at any time or times the amount of the Base Rent is increased during the Lease Term above that set forth in subpart (a) of the definition of Base Rent, whether pursuant to the terms of this Lease or otherwise, then the required Security Deposit amount shall be proportionately increased; and Tenant shall pay to Landlord such additional Security Deposit within ten (10) calendar days after the effective date of the increase in the Base Rent.

     3.3.2 As soon as practicable and in any event not less than ten Business Days prior to commencement of the Tenant Improvements hereunder, Tenant shall cause to be delivered to Landlord by SBC Communications, Inc., an irrevocable, standby letter of credit (the "Letter of Credit") issued by Citibank N.A. (the "Bank") for the benefit of Landlord in the amount of Seven Hundred Fifty Thousand Dollars ($750,000). The Letter of Credit shall remain in effect for five years, expiring on February 1, 2005; provided, however, that the amount of the Letter of Credit shall be reduced as of each February I anniversary date, commencing as of February 1, 2001, by an amount equal to One Hundred Fifty Thousand Dollars ($150,000), such that the amount of the Letter of Credit shall be reduced to $600,000 as of February 1, 2001, $450,000 as of February 1, 2002, $300,000 as of February 1, 2003, $150,000 as of February 1, 2004, and expiring on February 1, 2005. The Letter of Credit shall be in substantially the form of Exhibit G attached to this Lease. With respect to the Letter of Credit, Landlord and Tenant agree as follows:

          (a) Upon the occurrence of a Draw Event (as defined herein) and pursuant to subparagraph (b) of this paragraph 3.3.2, Landlord may apply for payment (a "Draw") under the Letter of Credit by providing the Bank with a certificate required under, and attached as part of, the Letter of Credit (the "Draw Certificate"). A "Draw Event" shall mean and refer to (i) Tenant's failure to satisfy its obligations as set forth in Exhibit C of this Lease (the Tenant Work Letter), or (ii) the occurrence of an Event of Default (provided such Event of Default is not cured by Tenant in accordance with the provisions regarding cure, as the case may be, under this Lease).

          (b) Landlord may Draw from the Letter of Credit, in accordance with the terms and conditions thereof and hereof, an amount equal to the Loss (us defined below). Upon presentation of a Draw Certificate and the Letter of Credit, Bank shall pay to Landlord the amount of the Loss set forth in the Draw Certificate in accordance with the terms of the Letter of Credit. Bank shall pay Landlord the amount of the Loss as set forth in the Draw Certificate presented to it, without any qualification, reservation, deduction, offset, and notwithstanding any objection or claim by Tenant.

          (c) For purposes of this Lease, if Landlord is entitled to Draw on the Letter of Credit, then Landlord may Draw under the Letter of Credit an amount (a "Loss") equal to all Claims of or against Landlord which are then known to Landlord.

          (d) Notwithstanding anything to the contrary contained herein, Landlord shall not Draw upon the Letter of Credit unless it is entitled to payment hereunder. If the actual Claims suffered by Landlord as a result of a Draw Event exceed the amount of any Loss set forth in a Draw Certificate, Landlord may Draw a further Loss amount in a subsequent Draw Certificate upon presentation of the actual Claim to the Bank. If the amount of any Loss set forth in a Draw Certificate exceeds the actual

Claims suffered by Landlord as a result of a Draw Event, then Landlord shall return such excess to Tenant promptly upon Landlord's determination of such excess. Landlord shall be entitled to Draw upon the Letter of Credit any number of times as may be necessary depending upon the occurrence of subsequent Draw Events and in order to cover any Loss suffered by Landlord. The Bank's honoring of a Draw by Landlord shall not prejudice any rights and remedies which Landlord may have against Tenant with respect to this Lease.

               (e) Tenant shall be responsible for the payment of any and all fees of the Bank in connection with the Letter of Credit. Tenant shall pay such fees when due. In the event Tenant fails to make payment in a timely manner, Landlord may pay such fees on Tenant's behalf and such payment by Landlord shall constitute a Draw Event hereunder and may be included in a Draw by Landlord as a Loss hereunder.

     3.4  Additional Rent. Definitions of certain terms used in this paragraph
          ---------------
are set forth in subparagraph 3.4.5. Tenant agrees to pay to Landlord additional rent as computed in this paragraph (individually and collectively the "Additional Re"):
 -------------

               3.4.1  Rental Adjustment for Estimated Operating Costs. Landlord
                      -----------------------------------------------
shall furnish Tenant a written statement of Estimated Operating Costs Allocable to the Premises for each Year and the amount payable monthly by Tenant for such Costs shall be computed as follows: one-twelfth (1/12) of the amount, if any, by which the Estimated Operating Costs Allocable to the Premises exceeds the Base Amount Allocable to the Premises shall be Additional Rent and shall be paid monthly by Tenant for each month during such Year after the Commencement Date. If Landlord fails to deliver a written statement of the Estimated Operating Costs for any Year, Tenant shall continue to make monthly payments on account of the Estimated Operating Costs in an amount equal to the estimated monthly payment amount established for the preceding Year. If any such written statement is furnished after the commencement of the Year (or as to the first Year during the Lease Term, after the Commencement Date), Tenant shall also make a retroactive lump-sum payment to Landlord equal to the monthly payment amount multiplied by the number of months during the Year (or as to the first Year during the Lease Term, after the Commencement Date) prior to delivery of such written statement, less any payments made by Tenant for Estimated Operating Costs for such period.

               3.4.2  Actual Costs. Within four (4) months after the close of
                      ------------
each Year, Landlord shall deliver to Tenant a written statement setting forth the Operating Costs Allocable to the Premises during the preceding Year. If such Operating Costs Allocable to the Premises for any Year exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1 for such Year, Tenant shall pay the amount of such excess to Landlord within thirty (30) calendar days after receipt of such statement by Tenant. If such statement shows the Operating Costs Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1, then the amount of such overpayment shall be paid by Landlord to Tenant within thirty (30) calendar days following the date of such statement or, at Landlord's option, shall be credited towards the installment(s) of Additional Rent next coming due from Tenant.

          3.4.3  Determination. The determination of Operating Costs Allocable
                 -------------
to the Premises shall be made by Landlord. Any sums payable under this Lease pursuant to this paragraph shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease. Tenant shall have the right to contest any determination of Operating Costs Allocable to the Premises within forty-five (45) days after delivery of Landlord's statement of same to Tenant. Landlord shall make its books and records available to Tenant and/or Tenant's agent at Landlord's place of business during Landlord's normal business hours. Notwithstanding the foregoing in the event such contest indicates gross negligence or fraud on Landlord's part, and the Tenant overpaid the excess operating costs by more than 5% of the actual Operating Costs Allocable to the Premises, Landlord shall reimburse Tenant for the cost of Tenant's inspection of Landlord's books and records. In any event, if a contest reveals that any excess amount was incorrectly charged to Tenant, such excess amount shall be promptly refunded by Landlord to Tenant.

          3.4.4  End of Term. If this Lease shall terminate on a day other than
                 -----------
the last day of a Year, (a) Landlord shall estimate the Operating Costs Allocable to the Premises for such Year predicated on the most recent reliable information available to Landlord; (b) the amount determined under clause (a) of this sentence shall be prorated by multiplying such amount by a fraction, the numerator of which is the number of calendar days within the Lease Term in such Year and the denominator of which is 365; (c) the Base Amount Allocable to the Premises shall be prorated in the manner described in clause (b); (d) the clause
(c) amount (i.e., the prorated Base Amount Allocable to the Premises) shall be deducted from the clause (b) amount (i.e., the prorated Operating Costs Allocable to the Premises); (e) if the clause (d) amount exceeds the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term, then Tenant shall pay the excess to Landlord within thirty (30)) calendar days after Landlord's delivery to Tenant of a statement for such excess; and (f) if the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term exceeds the clause (d) amount, then Landlord shall refund to Tenant the excess within the thirty (30) calendar day period described in clause (e). Landlord's and Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease.

          3.4.5  Definitions. Each underlined term in this subparagraph shall
                 -----------
have the meaning set forth next to that underlined term:

          Base Amount Allocable to the Premises: (Zero (0) if not filled in).

          Estimated Operating Costs Allocable to the Premises: Landlord's
          ---------------------------------------------------
          estimate of Operating Costs allocable to the Premises for a Year to be given by Landlord to Tenant pursuant to subparagraph 3.4. 1.

          Operating Costs: All expenses paid or incurred by Landlord for
          ---------------
          maintaining, operating, owning and repairing any or all of the Land, Building, related improvements, and the personal property used in conjunction with such Land, Building and related improvements, including all expenses paid or incurred by Landlord for: (a) utilities, including electricity, water, gas, sewers, refuse collection, telephone charges, cable television or other electronic or microwave signal reception, steam, heat, cooling or any other service which is now or in the future considered a utility and which are not payable directly by tenants in the Building; (b) supplies; (c) cleaning and janitorial services (including window washing), landscaping and landscaping maintenance (including irrigating, trimming, moving, fertilizing, seeding and replacing plants), snow removal and other services; (d) security services, if any; (e) insurance; (f) management fees; (g) Property Taxes, tax consultant fees and expenses, and costs of appeals of any Property Taxes; (h) services of independent contractors; (i) compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; 0) license, permit and inspection fees; (k) assessments and special assessments imposed by the Conway Park Owners Association;
          (1) rental of any machinery or equipment; (in) audit fees and accounting services related to the Building, and charges for the computation of the rents and charges payable by tenants in the Building (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (n) maintenance and service contracts; (o) cost of maintenance, repairs and replacements (of non-capital items); (p) roof repairs, resurfacing and replacements (with such replacements being amortized over their useful lives, pursuant to generally accepted accounting and management principles, together with market interest on their unamortized balances); (q) parking lot maintenance, repairs, resurfacing and replacements (with such replacements being amortized over their useful lives, pursuant to generally accepted accounting and management principles, together with market interest on their unamortized balances); (r) legal fees and other similar expenses to the extent that they benefit the tenants or project generally; (s) costs incurred by Landlord for compliance with Access Laws, as set forth in the paragraph captioned "Access Laws"; (t) elevator service and repair, if
                               -----------
          any; and (u) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Building. Operating Costs shall also include an amount necessary to amortize the cost of improvements installed with reasonable expectations of improving operating efficiency or to reduce or maintain Operating Costs, the cost to replace carpeting, draperies and wall coverings for the common areas of the Building and the cost of all capital improvements required by governmental agencies; all amortized over their useful lives together with market interest on their unamortized balances.

          Operating Costs shall not include any of the following: (a) costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Building, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Building after the Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building (excluding, however, such costs relating to any common areas of the Building or parking facilities); (b) depreciation, interest and principal payments on mortgages and other debt costs, and penalties and interest with respect thereto, if any, (c) costs of capital improvements, except for those capital improvement items which are includable within Operating Costs in the immediately preceding paragraph;
     (d) costs for which the Landlord is reimbursed by any tenant or occupant of the Building or by insurance by its carrier or any tenant's carrier, and electric power costs for which any tenant directly contracts with the local public service company; (e) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (f) costs associated with the operation of the business of the entity which constitutes the Landlord which are unrelated to the Building or the Land; (g) costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue); (h) costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Building, (i) costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants; 0) Landlord's general corporate overhead and general and administrative expenses, except that portion thereof which is attributable to the Building and the Land, which is includable within Operating Costs in the immediately preceding sentence; (k) the wages and benefits of any employee above the level of Building manager; (1) except for a Building management fee to the extent allowed pursuant to the immediately preceding sentence, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Building to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis; (in) costs of rented equipment used at the Building to the extent that the cost to purchase the equipment, if purchased, would constitute a capital improvement exclusive of capital improvements includable within Operating Costs pursuant to the immediately preceding paragraph; (n) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art; (o) any costs expressly excluded from Operating Costs elsewhere in this Lease; (p) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services; (q) costs incurred to remove, remedy, contain, or treat Hazardous Substances, which Hazardous Substances are brought into the Building or onto the Building after the date hereof by Landlord and is of such a nature, at that time, that a Governmental Agency, if it had then had knowledge of the presence of such Hazardous Substances, in the state, and under the conditions, that it then exists in the Building or on the Building, would have then required the removal of such Hazardous Substances or other remedial or containment action with respect thereto; (r) costs arising from Landlord's charitable or political contributions; (s) any gifts provided to any single entity, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents, except that Landlord may give reasonable and customary gifts to groups of persons, taken as a whole (i.e. all tenants, all employees, all agents) so long as such gifts are given to all members of any such group, which gifts may be included within Operating Costs pursuant to the immediately preceding sentence; and (t) the cost of any magazine, newspaper, trade or other subscriptions.

          If less than ninety-five percent (95%) of the net rentable area of the Building is occupied by tenants at all times during any Year, then Operating Costs for such Year shall include a reasonable estimate of Operating Costs that would have been incurred had ninety-five percent (95 %) of the Building been occupied at all times during such Year by tenants, but shall not include real estate taxes.

                    Operating Costs Allocable to the Premises: The product of
                    -----------------------------------------
               Tenant's Pro Rata Share times Operating Costs.

     3.5  Utilities.
          ----------

               3.5.1 Landlord shall have the right from time to time to select the company or companies providing local telephone and telecommunication services to the Building (and Ameritech is the current local telephone service provider at the Building). Tenant shall have the right from time to time to select the company or companies providing local telephone and telecommunication services to the Premises. Tenant shall contract directly and pay for all telephone and other telecommunication services used on or from the Premises together with any taxes, penalties, surcharges or similar charges relating to such services. If Tenant desires to use the services of a provider of local telephone or telecommunication services whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without the prior written consent of Landlord.

               3.5.2 Tenant shall, as part of the Tenant Improvements, at Tenant's expense, install necessary electricity meter reading devices and separately meter the Premises for the provision of electricity to the Premises and may use the Landlord's electrical distribution system with respect to such installation. Tenant may select the electric utility provider to provide electricity to the Premises; provided, however, that Landlord reserves the right to select, at any time and from time to time, the electric utility provider to the Building (which such right shall take precedence over Tenant's right to select the electric utility provider for the Premises in the event of a conflict regarding same) and that the obligation of Landlord to make available electricity or other utilities at the Building shall be subject to the rules and regulations of the supplier of such utilities and of any municipal or other governmental authority regulating the business of providing such utility service. Tenant shall pay for electricity based on such meters directly. All charges for electricity incurred by Landlord for electricity consumed at the Premises shall be payable as Additional Rent, with the installment of Base Rent with which they are billed, or if billed separately, shall be due and payable within twenty (20) calendar days after such billing. Tenant shall not use any electrical equipment which may overload the wiring installations or electrical load capacity of the system or interfere with the use of electricity by Landlord or other tenants of the Building. Tenant shall not at any time submeter the Premises without Landlord's prior written consent. Notwithstanding anything contained herein to the contrary, in any and all events, Tenant shall be responsible to pay for all electricity consumed in the Premises during the Lease Term. If at any time during the Term the Premises are not separately metered, or the Tenant's electricity is not being provided by or through such separate metering, whether temporarily, sporadically or permanently, Tenant shall pay for electricity based on Landlord's reasonable estimate of Tenant's usage.

     3.6  Holdover. If Landlord agrees in writing that Tenant may hold over
          --------
after the expiration or termination of this Lease, and Landlord and Tenant do not otherwise agree in writing on the terms of such holding over, then the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as Base Rent for the period of any hold over, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a daily basis for each day of the hold over period. Such payment shall not release the Tenant from Tenant's obligation to pay Additional Rent and any other sums due under this Lease. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly agreed by Landlord in writing. The foregoing notwithstanding, if Landlord does not agree in writing that Tenant may hold over after the expiration or termination of this Lease, Tenant shall pay the daily Base Rent, Additional Rent and other sums during the period of such holding over as set forth above, and Landlord shall be entitled to pursue all remedies at law and in equity to which Landlord is entitled, including, without limitation, rights to ejectment and damages.

     3.7  Late Charge. If Tenant fails to make any payment of Base Rent,
          -----------
Additional Rent or other amount when due under this Lease more than one time in a calendar year, Tenant shall also pay a late charge equal to five percent (5 %) of the amount of any such payment. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord's damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

     3.8  Default Rate. Any Base Rent, Additional Rent or other sum payable
          ------------
under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of: (a) the published prime rate of Riggs Bank, N.A. or such other national banking institution designated by Landlord if such bank ceases to publish a prime rate (the "Prime Rate"), then in effect, plus two (2) percentage
                           ----------
point, or (b) the maximum rate of interest per annum permitted by applicable law (the "Default Rate"), but the payment of such interest shall not excuse or cure
      ------------
any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

                    SECTION 4: GENERAL PROVISIONS
                    -----------------------------

     4.1  Maintenance and Repair by Landlord. Subject to the paragraphs
          ----------------------------------
captioned "Damage or Destruction" and "Condemnation", Landlord shall maintain
-----------------                      ------------
the public and common areas of the Building in reasonably good order and condition, except for damage occasioned by the act or omission of Tenant or Tenant's Agents which shall be paid for entirely by Tenant upon demand by Landlord, and ordinary wear and tear. In the event any or all of the Building becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall immediately give written notice to Landlord, and Landlord shall not be obligated in any way to commence such maintenance or repairs until a reasonable time elapses after Landlord's receipt of such notice, unless such condition creates a dangerous or unsafe condition, in which case the Landlord shall commence such maintenance or repairs immediately.

     4.2  Maintenance and Repair by Tenant. Except as is expressly set forth as
          --------------------------------
Landlord's responsibility pursuant to the paragraphs captioned "Maintenance and
                                                               ----------------
Repair by Landlord" and
------------------

"Building Services", Tenant shall at Tenant's sole cost and expense keep and
 -----------------
maintain the Premises in good condition and repair. If Tenant fails to maintain or repair the Premises in accordance with this paragraph, then Landlord may, but shall not be required to, enter the Premises upon three (3) calendar days prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant's sole cost and expense. Tenant shall pay to Landlord the cost of such maintenance or repair within thirty 30 calendar days after written demand from Landlord.

     4.3  Common Areas/Security/Parking.
          -----------------------------

               4.3.1 The common areas of the Building shall be subject to Landlord's sole management and control. Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right as it deems necessary or desirable to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land or Building; make alterations or additions to the Building or common area; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication; grant easements to which the Land will be subject, replat, subdivide, or make other changes to the Land; place, relocate and operate utility lines through, over or under the Land and Building; and use or permit the use of all or any portion of the roofs of the Building.

               4.3.2 Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land or Building, and Tenant recognizes that security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant's Agents or property in, on or about the Premises, Land or Building.

               4.3.3 During the Lease Term, as may be extended, and provided that an Event of Default has not occurred (which has not been cured) and is not then continuing, Tenant shall be entitled to sixteen (16) underground reserved parking spaces at the Building, two of which shall be located in reasonably close proximity to the door leading to the elevator lobby area, as shown in Exhibit H. Landlord shall maintain a 4.0/1,000 square foot ratio for outdoor surface parking spaces at the Building and the Land; provided that Landlord reserves the right to relocate parking areas and driveways and to build additi6nal improvements in the common areas of the Building and the Land; provided that the parking areas shall remain in reasonably close proximity to the Building.

     4.4  Building Services.
          -----------------

               4.4.1 Landlord shall use diligent efforts to provide the following services and facilities to the Premises:

               (a) Landlord shall provide heating, ventilating and air conditioning during Business Hours, in temperature ranges at various times as are customarily provided in first class office buildings located in the surrounding geographic area as the Building, and subject to such regulations as the Department of Energy or other Governmental Agency shall adopt from time to time. Tenant agrees to cooperate fully with Landlord and to abide by all the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the heating, ventilating and air conditioning systems. If Tenant requires heating, ventilation and air conditioning service at times other than Business Hours, Landlord shall use diligent efforts to supply the same upon reasonable prior notice, to be paid for by Tenant, within ten (10) calendar days of billing, at a rate to be determined from time to time by Landlord, which rate shall equal Landlord's reasonably estimated actual cost for such service, which the parties acknowledge is currently estimated to equal $75.00 per hour.

          (b)  Cleaning and maintenance of common areas in the Building.

          (c) Continuous passenger elevator service during Business Hours, and service via at least one (1) elevator car at all other times (24 hours per day, 7 days per week).

          (d) Janitorial services, including cleaning of the Premises, in accordance with Exhibit F. Landlord shall not be required to furnish cleaning
                ---------
services to any kitchens, lunchrooms or non-Building standard lavatories in the Premises.

          (e)  Water for lavatory and drinking purposes.

          4.4.2 Tenant shall reimburse Landlord for any and all additional cleaning expenses incurred by Landlord, including garbage and trash removal expenses over and above the normal cleaning provided by Landlord or due to the presence of a lunchroom or kitchen or food or beverage dispensing machines within the Premises. No food or beverage dispensing machines shall be installed by Tenant in the Premises without the prior written consent of Landlord.

          4.4.3 The services described in this paragraph 4.4 may be subject to slowdown, interruption or stoppage due to the order of any Governmental Agency, Force Majeure, or the maintenance, repair, replacement or improvement of any of the equipment involved in the furnishing of any such service. No such slowdown, interruption or stoppage of any such service shall be construed as an eviction, actual or constructive, of Tenant, nor shall same cause any abatement of Base Rent or Additional Rent or relieve Tenant from any of its obligations under this Lease. Landlord agrees to use reasonable efforts to resume the affected service promptly following any such slowdown, interruption or stoppage. Landlord will provide Tenant, whenever reasonably possible, advance notice of any scheduled s6rvice slowdowns, interruptions or stoppages of which it has knowledge.

  4.5  Tenant Alterations. After Tenant Improvements are completed and Tenant
       ------------------
has taken occupancy, Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing or wiring (individually and collectively "Tenant Alterations"), without
                                                   ------------------
first obtaining the consent of Landlord which may be withheld in Landlord's discretion. Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant Alterations and, if consent by Landlord is given, all such work shall be performed at Tenant's expense by Landlord or by Tenant. Tenant shall reimburse Landlord, upon receipt of demand therefor, for all out-of-pocket costs and expenses incurred by Landlord related to its review of Tenant's plans and specifications (regardless of whether Landlord approves Tenant's request). Without limiting the generality of the foregoing, Landlord may require Tenant, at Tenant's sole cost and expense, to obtain and provide Landlord with proof of insurance coverage, in forms, amounts and by companies acceptable to Landlord. All Tenant Alterations to the Premises, regardless of which party constructed them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided that, at Landlord's election and upon notice to Tenant prior to
       -------------
commencing Tenant Alterations, Tenant shall be required to remove some or all of the Tenant Alterations as designated in Landlord's notice to Tenant. If Tenant fails to remove any such Tenant Alterations as required by Landlord's consent, Landlord may do so and Tenant shall pay to Landlord the entire cost thereof plus an administrative charge of fifteen percent (15%) within ten (10) calendar days after Tenant's receipt of Landlord's written demand therefor. Nothing contained in this paragraph or the paragraph captioned "Tenant's Work Performance" shall
                                              -------------------------
be deemed a waiver of the provisions of the paragraph captioned "Mechanic's
                                                                 ----------
Liens". Notwithstanding anything contained above to the contrary, Tenant may
-----
perform Tenant Alterations which do not exceed $10,000 in cost; provided that such Tenant Alterations do not affect any structural elements or mechanical or other operating systems of the Building or the Premises, and provided further that Tenant shall give Landlord not less than ten (10) Business Days prior written notice of the contemplated Tenant Alterations, providing reasonable detail and copies of the plans thereof.

     4.6  Tenant's Work Performance. Tenant shall perform Tenant Alterations
          -------------------------
using contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord (which approval shall be subject to Landlord's reasonable discretion and may include a requirement that the prime contractor and the respective subcontractors: (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO and (b) employ only members of such labor organizations to perform work within their respective jurisdictions). Tenant's contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant's contractors, workers or suppliers do, in the opinion of Landlord, cause such disharmony or interference, Landlord's consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord;
(2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; (5) free of defect in materials and workmanship; and (6) inspected for quality control (punchlisted) by Landlord's construction manager. Any and all portions of the Tenant Alterations not meeting Landlord's quality and building standards shall be corrected by Tenant, at Tenant's expense, within thirty (30) days after notification of such defects by Landlord. If Tenant fails to bring the work in question up to the required standards within such 30 day period, Landlord may complete such work (but shall have no obligation to do so) and Tenant shall pay the entire cost thereof to Landlord within ten (10) calendar days after Tenant's receipt of Landlord's written demand therefor. Upon completion of the Tenant Alterations and upon presentation of an invoice from Landlord, Tenant shall pay Landlord an amount equal to Landlord's actual costs and expenses incurred in coordinating, supervising and inspecting the Tenant Alterations. Tenant shall pay for all damage to the Premises, Building and Land caused by Tenant or Tenant's Agents. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from any Claims arising as a result of any defect in design, material or workmanship of any Tenant Alterations.

     4.7  Surrender of Possession. Subject to the last subparagraph of the
          -----------------------
paragraph captioned "Insurance", Tenant shall, at the expiration or earlier
                     ---------
termination of this Lease, surrender and deliver the Premises to Landlord in as good condition as when received by Tenant from Landlord or as later improved, reasonable use and wear excepted. Tenant shall give written notice to Landlord at least twenty (20) calendar days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating.

     4.8  Removal of Property. Upon expiration or earlier termination of this
          -------------------
Lease, Tenant may remove its trade fixtures, office supplies and office furniture and equipment if (a) such items are readily moveable and are not attached to the Premises; (b) such removal is completed prior to the expiration or earlier termination of this Lease; (c) Tenant is not in default of any covenant or condition of this Lease at the time of such removal; and (d) Tenant immediately repairs all damage caused by or resulting from such removal; and Tenant shall immediately remove all such property if requested to do so by Landlord. All other property in the Premises and any Tenant Alterations (including, wall-to-wall carpeting, paneling, wall covering or lighting fixtures and apparatus) or any other article affixed to the floor, walls, ceiling or any other part of the Premises or Building, shall become the property of Landlord and shall remain upon and be surrendered with the Premises, except as may be otherwise provided in the paragraph captioned "Tenant Alterations" or the
                                               ------------------
paragraph captioned "Tenant's Contribution to Tenant Improvement Costs". Tenant
                     -------------------------------------------------
waives all rights to any payment or compensation for such property. If, at the expiration or earlier termination of this Lease or at such time as Landlord exercises its right of re-entry, Tenant has failed to remove any property from the Premises, Building or Land which it is entitled or required to remove as provided in this Lease, Landlord may, at its option, remove and store such property without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale: first to the cost and expense of such sale, including reasonable attorney's fees actually incurred; second to the
                                                                   ------
payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth the balance, if any, to Tenant.

     4.9  Access. Upon reasonable prior notice to Tenant, Tenant shall permit
          ------
Landlord and Landlord's Agents to enter into the Premises at any reasonable time for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises or the Building. Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, Landlord may temporarily close Building or Land entrances, Building doors or other facilities, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease. Notwithstanding anything contained in the immediately preceding sentence to the contrary, if, as a result of the negligence of Landlord or Landlord's Agents, Tenant is unable to access the Premises for a period in excess of two

(2) consecutive full calendar days after notice to Landlord by Tenant, all regularly payable Base Rent required under this Lease shall abate from the third consecutive day that the Premises is inaccessible until the date Tenant once again is able to access the Premises. Upon reasonable prior notice to Tenant Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within the period of two hundred seventy
(270) calendar days prior to the expiration or sooner termination of this Lease and to erect on the Premises a suitable sign indicating the Premises are available. Landlord shall not be liable for the consequences of admitting by passkey, or refusing to admit to the Premises, Tenant or any of Tenant's Agents, or other persons claiming the right of admittance.

     4.10  Damage or Destruction.
           ----------------------

           4.10.1 If the Premises are damaged by fire, earthquake or other casualty, Tenant shall give immediate written notice thereof to Landlord. If Landlord estimates that the damage can be repaired within two-hundred-seventy
(270) calendar days after Landlord is notified by Tenant of such damage and if there are sufficient insurance proceeds available to repair such damage, then Landlord shall proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate. If, in Landlord's estimation, the damage cannot be repaired within such 270 day period or if there are insufficient insurance proceeds available to repair such damage, Landlord may elect in its absolute discretion to either: (a) terminate this Lease or (b) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue. If Landlord restores the Premises under this paragraph, then (1) the Lease Term shall be extended for the time required to complete such restoration, (2) Tenant shall pay to Landlord, upon demand, Tenant's Pro Rata Share of any applicable deductible amount specified under Landlord's insurance and (3) Landlord shall not be required to repair or restore any or all furniture, fixtures, equipment, inventory, improvements or other property which was in or about the Premises at the time of the damage, Tenant Alterations or Tenant Improvements which are in excess of the building standard Tenant Improvements. Base Rent, Additional Rent and any other sum due under this Lease during any reconstruction period shall be abated on an equitable basis in proportion to the extent of the damage or destruction, commencing on the date of such damage or destruction and continuing until the Premises is once again made tenantable. Tenant agrees to look to the provider of Tenant's insurance for coverage for the loss of Tenant's use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period.

          4.10.2 If the Building is damaged by fire, earthquake or other casualty and more than fifty percent (50%) of the Building is rendered untenantable, without regard to whether the Premises are affected by such damage, Landlord may in its absolute discretion and without limiting any other options available to Landlord under this Lease or otherwise, elect to terminate this Lease by notice in writing to Tenant within sixty (60) calendar days after the occurrence of such damage. Such notice shall be effective thirty (30) calendar days after receipt by Tenant unless a later date is set forth in Landlord's notice.

          4.10.3 Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises, or Building and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) calendar days after such requirement is made by such holder.

     4.11  Condemnation. If all of the Premises, or such portions of the
           -------------
Building as may be required for the Tenant's reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to that date. In case of taking of a part of the Premises or a portion of the Building not required for the Tenant's reasonable use of the Premises, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs. Additional Rent and all other sums payable under this Lease shall not be abated but Tenant's Pro Rata Share shall be redetermined as equitable under the circumstances. Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Building, Land and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant's moving expenses or other relocation costs; provided
                                                                        --------
that, such expenses or costs may be claimed only if they are awarded separately
----
in the eminent domain proceedings and not as a part of the damages recoverable by Landlord.

     4.12  Intentionally Omitted.
           ---------------------

     4.13  Indemnification. Tenant shall indemnify, defend and hold harmless
           ---------------
Landlord and Landlord's Agents from and against any and all Claims, arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises, (b) any act, omission or negligence of Tenant or Tenant's Agents, or (c) any breach or default under this Lease by Tenant. Neither Landlord nor Landlord's Agents shall, to the extent permitted by law, have any liability to Tenant, or to Tenant's Agents, for any Claims arising out of any cause whatsoever, including repair to any portion of the Premises; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; inability to furnish any service required of Landlord as specified in this Lease; or leakage in any part of the Premises or the Building from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the Building; except for Claims arising solely out of the gross negligence or willful misconduct of Landlord in failing to repair or maintain the Building as required by this Lease after notice by Tenant as required by the paragraph captioned "Maintenance and Repair by Landlord"; provided that, in no event
           ----------------------------------   -------------
shall Landlord be responsible for any interruption to Tenant's business or for any indirect or consequential losses suffered by Tenant or Tenant's Agents. The obligations of this paragraph shall be subject to the paragraph captioned "Waiver of Subrogation". Except to the extent arising out of the intentional or
 ---------------------
negligent acts of Tenant, Tenant's Agents or employees, Landlord shall indemnify and hold harmless Tenant and Tenant's Agents from and against any and all Claims arising out of the negligence or willful misconduct of Landlord, Landlord's Agents or employees.

     4.14 Tenant Insurance.
          ----------------

          4.14.1 Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect:

          (a) A policy of commercial general liability insurance, including a contractual liability endorsement covering Tenant's obligations under the paragraph captioned "Indemnification", insuring against claims of bodily injury
                     ---------------
and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than Two Million Dollars ($2,000,000.00), which limit shall be reasonably increased during the Lease Term at Landlord's request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an "occurrence" rather than a "claims made" basis, and which policy names Landlord and Manager and, at Landlord's request Landlord's mortgage lender(s) or investment advisors, as additional insureds;

          (b) A policy of extended property insurance (which is commonly called "all risk") covering overstandard Tenant Improvements, Tenant Alterations, and any and all furniture, fixtures, equipment, inventory, improvements and other property in or about the Premises which is not owned by Landlord, for one hundred percent (100%) of the then current replacement value of such property; and

          (c) Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to nine (9) months.

          4.14.2 All insurance policies required under this paragraph shall be with companies having a Best's rating of A-VIII or better, and each policy shall provide that it is not subject to cancellation or reduction in coverage except after thirty (30) calendar days' written notice to Landlord. Tenant shall deliver to Landlord and, at Landlord's request Landlord's mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

          4.14.3 If Tenant fails to acquire or maintain any insurance or provide any certificate required by, this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

     4.15 Landlord's Insurance. Landlord shall, throughout the Lease Term, keep
          --------------------
and maintain in full force and effect:

          4.15.1 A policy of commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than Five Million Dollars ($5,000,000.00), which policy shall be payable on an "occurrence" rather than a "claims made" basis; and

          4.15.2 A policy of extended property insurance (what is commonly called "all risk") covering the Building, building standard Tenant Improvements and Landlord's personal property, if any, located on the Land in the amount of one hundred percent (100%) of the then current replacement value of such property.

          Landlord may, but shall not be required to, maintain property insurance coverage for earthquakes, floods and such other perils in such amounts as Landlord deems appropriate. Such policies may be "blanket" policies which cover other properties owned by Landlord and shall be with an insurance company having a Best rating of A-VIII or better. The cost of all insurance policies maintained by Landlord relating to the Land, Building or Premises or the income therefrom shall be Operating Costs. To the extent that any payment on an insurance claim under any Landlord's policy is reduced by a deductible, such deductible shall be an Operating Cost.

     4.16 Waiver of Subrogation. Notwithstanding anything in this Lease to the
          ---------------------
contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Building, Premises, or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord's Agents or Tenant's Agents, but only to the extent of the insurance proceeds paid to such releaser under its policies of insurance or if it fails to maintain the required policies, the insurance proceeds that would have been paid to such releaser if it had maintained such policies. Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.

     4.17 Assignment and Subletting by Tenant.
          -----------------------------------

          4.17.1 Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord's consent; except that Tenant shall have the right to grant to The VenCom Group, Inc. a license to occupy and use a portion (but not in excess of 12,000 square feet) of the Premises during the Term of this Lease, in accordance with all of the terms and provisions of this Lease. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord, in addition to any other remedies provided in this Lease or by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease. Tenant makes an absolute assignment to Landlord of such assignments and subleases and any rent, security deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease. Tenant shall cause The VenCom Group, Inc. to comply with all of the terms and provisions of this Lease applicable to Tenant. Upon any Event of Default hereunder, or upon the termination of the The VenCom Group, Inc.'s affiliation with Tenant, the license granted by Tenant to

The VenCom Group, Inc. and Tenant's right to grant said license shall automatically terminate, without any notice or action of or by Landlord, and The VenCom Group Inc.'s occupancy and use of the Premises shall immediately cease. Notwithstanding anything contained in this Section 4.17 to the contrary, in the event Tenant and The VenCom Group, Inc. terminate their affiliation, Tenant may, upon not less than twenty (20) days' prior written notice to Landlord, sublease a portion (but not in excess of 12,000 square feet) of the Premises to The VenCom Group, Inc. Tenant's written notice to Landlord shall provide (i) written documentation or reasonably detailed information pertaining to the termination of affiliation, (ii) financial and other substantive information pertaining to The VenCom Group, Inc. subsequent to termination of affiliation, and (iii) a copy of a written sublease agreement which conforms to the terms and provisions of this Lease, including an express agreement by The VenCom Group, Inc. to comply with each and every term and provision of this Lease. Based upon compliance with the foregoing, Landlord hereby acknowledges its acceptance of and consent to The VenCom Group, Inc. as a subtenant hereunder pursuant to the terms hereof.

          4.17.2 In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the proposed commencement date of the assignment or sublease, the nature of the proposed subtenant's or assignee's business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request. Without limiting the preceding sentence, Tenant shall also provide Landlord with: (a) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate, complete and prepared in conformance with generally accepted accounting principles by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; (b) proof satisfactory to Landlord that the proposed subtenant or assignee will immediately occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease; and (c) a copy of the proposed sublease or assignment or letter of intent.

          4.17.3 In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may reasonably consider, and weigh, any- commercial factors relevant in leasing the Premises. Without limiting what may be construed as a factor considered by Landlord in good faith, Tenant agrees that any one or more of the following will be proper grounds for Landlord's disapproval of a proposed assignment or sublease:

          (a) The proposed assignee or subtenant does not, in Landlord's good faith judgment, have financial worth or creditworthiness equal to or greater than that of Tenant as of the execution date of this Lease or sufficient financial worth to insure the full and timely performance under this Lease;

          (b) Landlord has documented evidence that the proposed assignee or subtenant has been involved in lawsuits, claims and similar disputes which call into question its fulfillment of its contractual obligations, or otherwise as a tenant of real property;

          (c) Landlord has received from any prior lessor of the proposed assignee or subtenant a negative report concerning such prior lessor's experience with the proposed assignee or subtenant;

          (d) Landlord has had prior negative leasing experience with the proposed assignee The use of the Premises by the proposed assignee or subtenant is not a general

          (f) In Landlord's judgment, the proposed assignee or subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner, that is not in keeping with the then standards of the Building, or that is not compatible with the businesses of other tenants in the Building, or that is inappropriate for the Building, or that will violate any negative covenant as to use contained in any other lease of space in the Building;

          (g) The use of the Premises by the proposed assignee or subtenant will violate any Governmental Requirement or create a violation of Access Laws;

          (h) Tenant is in default of any obligation of Tenant under this Lease;

          (i) Landlord does not approve of any of the tenant improvements required for the proposed assignee or subtenant; or

          (j) The proposed assignee or subtenant is a current tenant or a subtenant of the Building, or Landlord has had contact with the proposed assignee or subtenant in the six (6) months preceding Tenant's request, regarding the leasing of space by such proposed assignee or subtenant in the Building or any other buildings owned by Landlord in the metropolitan area in which the Land is located.

          4.17.4 Within twenty (20) calendar days after Landlord's receipt of all required information to be supplied by Tenant pursuant to this paragraph, Landlord shall notify Tenant of Landlord's approval, disapproval or conditional approval of any proposed assignment or subletting, or of Landlord's election to recapture the space as provided in subparagraph 4.17.7. Landlord shall notify Tenant if additional information is requires for it to render a decision pursuant to this Section. Landlord shall have no obligation to respond unless and until all required information has been submitted. In the event Landlord approves of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content satisfactory to Landlord.

          4.17.5 Any transfer, assignment or hypothecation of any of the stock or interest in, or the assets of, Tenant which is either: (a) greater than fifty percent (50%) of such stock, interest or assets or (b) intended as a subterfuge denying Landlord the benefits of this paragraph, shall be deemed to be an assignment within the meaning and provisions of this paragraph and shall be subject to the provisions of this paragraph.

          4.17.6 If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment or sublease, in excess of the Base Rent and Additional Rent (or, in the case of a sublease of a portion of the Premises, in excess of the Base Rent paid by Tenant on a square footage basis under this Lease), Tenant shall pay to Landlord fifty percent (50%) of such excess, after deducting Tenant's out-of-pocket expenses incurred in obtaining such sublease or assignment.

          4.17.7 If Tenant delivers a notice to Landlord requesting approval of a proposed assignment or sublease, then Landlord may elect to terminate this Lease as of the date set forth in that notice for the proposed commencement date of the assignment or the sublease; provided that, if no date is set forth in
                                   -------------
Tenant's notice, then Landlord may elect to terminate this Lease as of a date at least sixty (60) calendar days after the date of the notice. Landlord shall exercise its rights under this subparagraph by written notice to Tenant no later than twenty (20) calendar days after its receipt of the last of the materials delivered by Tenant to Landlord under this paragraph 4.17.

          4.17.8 Notwithstanding anything to the contrary contained hereinabove, Tenant may, without obtaining Landlord's prior written consent, assign or sublease all or any portion of the Premises to the following parties on the following conditions: (i) any subsidiary or affiliate in which Tenant has, directly or indirectly, a voting, equity ownership interest of more than 50%; (ii) any direct or ultimate parent of Tenant; (iii) any subsidiary or affiliate in which Tenant's parent owns, directly or indirectly, a voting equity ownership interest of more than 50%; or (iv) any corporation into which Tenant may be merged or consolidated or which purchases all or substantially all of the assets of Tenant provided that the resulting corporation has a net worth at least equal to Tenant's net worth as of the date hereof. A sale or transfer of stock in Tenant pursuant to a public offering, including publicly traded stock of Tenant shall be permitted without obtaining Landlord's prior written consent. As soon as practical prior to the effective date of the transactions permitted under this Section 4.17.8, Tenant will provide Landlord with documentation evidencing such transaction in such other evidence as Landlord may reasonably require to establish that such transaction falls within the terms and provisions of this Section. Nothing contained herein, despite the consummation thereof, shall be deemed to imply or constitute a release of Tenant from the obligations of this Lease. Nothing contained in this Section 4.17 shall be deemed to imply or constitute Landlord's approval of or consent to any subsequent sublease or assignment, whether made by a previously approved subtenant or assignee for the same space, or made by Tenant with respect to the same or different space, or otherwise.

     4.18 Assignment by Landlord. Landlord shall have the right to transfer and
          ----------------------
assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land or Building. If Landlord sells or transfers any or all of the Building, including the Premises, Landlord and Landlord's Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer, and in such event, Tenant agrees to look solely to Landlord's successor-in-interest with respect to such liability; provided that, as to the Security Deposit, if any, and Prepaid Rent, Landlord
-------------
shall not be released from liability therefor unless Landlord has delivered (by direct transfer or credit against the purchase price) the Security Deposit, if any, or Prepaid Rent to its successor-in-interest.

     4.19 Estoppel Certificates and Financial Statements. Tenant shall, from
          ----------------------------------------------
time to time, but no more than once per year, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: (a) the date this Lease was executed and the date it expires;
(b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received; (5) on the date of execution, there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month; (7) no security has been deposited with Landlord (or, if so, the amount of such security); (8) it is intended that any Tenant's statement may be relied upon by a prospective purchaser or mortgagee of Landlord's interest or an assignee of any such mortgagee; and (9) such other information as may be reasonably requested by Landlord. If Tenant fails to respond within ten (10) calendar days of its receipt of a written request by Landlord as provided in this paragraph, such shall be a breach of this Lease and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee. In addition, Tenant shall, from time to time, upon the written request of Landlord, deliver to or cause to be delivered to Landlord or its designee then current financial statements (including a statement of operations and balance sheet) certified as accurate, complete and prepared in conformance with generally accepted accounting principles by the president, managing partner or other appropriate officer for Tenant and any entity constituting an assignee of Tenant under this Lease pursuant to Section 4.17.8.

     4.20 Modification for Lender. If, in connection with obtaining
          -----------------------
construction, interim or permanent financing for the Building or Land, Landlord's lender, if any, shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent to such modifications; provided that, such modifications do not
                                   -------------
increase the obligations of Tenant under this Lease or materially adversely affect Tenant's rights under this Lease.

     4.21 Hazardous Substances.
          --------------------

          4.21.1 Tenant agrees that neither Tenant, any of Tenant's Agents nor any other person will store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Land or Building any Hazardous Substance, except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant's business in the Premises, provided that, (a)
                                                          -------------
the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant's operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land or Building or otherwise discharged from the Premises or any area adjacent to the Land or Building; and (d) in no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless: (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord's sole discretion.

          4.21.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of any breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants' fees. Tenant agrees that Landlord may be irreparably harmed by Tenant's breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord's election to
                                      -------------
bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord's other remedies against Tenant.

          4.21.3 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in the first paragraph of the paragraph captioned "Hazardous Substances."
                         --------------------

          4.21.4 Landlord represents and warrants to Tenant that, to the best of its knowledge, no Hazardous Substances exist at the Building or the Land in violation of any Governmental Requirements pertaining to Hazardous Substances.

     4.22 Access Laws.
          -----------

          4.22.1 Tenant agrees to notify Landlord immediately if Tenant receives written notification or otherwise has actual knowledge of. (a) any condition or situation on, in, under or around the Land or Building which may constitute a violation of any Access Laws or (b) any threatened or actual lien, action or notice that the Land or Building is not in compliance with any Access Laws. If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph, Tenant's notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice.

          4.22.2 Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord's responsibilities for compliance with Access Laws, without the prior approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord's consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alternation complies with any Access Law.

          4.22.3 Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with: (a) failure of the Premises to comply with the Access Laws; and (b) bringing the Building and the common areas of the Building into compliance with Access Laws, if and to the extent such failure or noncompliance arises out of or relates to: (1) Tenant's use of the Premises in violation of this Lease; or (2) Tenant Alterations to the Premises; or (3) Tenant Improvements which differ from building standard.

          4.22.4 Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge, as of the date hereof, the Land, Building and the Premises are not in violation of Access Laws. Landlord shall be responsible for all costs and expenses relating to or incurred in connection with bringing the common areas of the Building into compliance with Access Laws, unless such costs and expenses are Tenant's responsibility as provided in the preceding subparagraph. Any cost or expense paid or incurred by Landlord after initial construction to bring the Premises or common areas of the Building into compliance with Access Laws which is not Tenant's responsibility under the preceding subparagraphs shall be amortized over the useful economic life of the improvements using an amortization rate reasonably determined by Landlord, and shall be an Operating Cost for purposes of this Lease.

          4.22.5 Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of or relating to any failure of Tenant or Tenant's Agents to comply with Tenant's obligations under this paragraph.

          4.22.6 The provisions of this paragraph shall supersede any other provisions in this Lease regarding Access Laws, to the extent inconsistent with the provisions of any other paragraphs.

     4.23 Quiet Enjoyment. Landlord covenants that Tenant, upon paying Base
          ---------------
Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord.

     4.24 Signs. Tenant shall have the right to display its corporate name and
          -----
the name "The VenCom Group, Inc. on the "top slot" of the Building monument sign to be erected adjacent to the Building main entrance; provided that any colors, logo, typeface and the general style and appearance of the corporate name shall be subject to Landlord's approval. The monument sign will be erected at Landlord's sole cost and expense. The actual Tenant corporate name sign to be posted on the monument shall be constructed and posted at Tenant's sole cost and expense. Tenant's rights to display its corporate name on a monument sign to be located near the entrance to the Building as set forth herein shall, in all cases, be consistent with other monument signage approved for other tenants of Conway Park, and shall be subject to (i) applicable laws, statutes, and municipal requirements, (ii) covenants, conditions and restrictions of record affecting the Land, (iii) rules and regulations of the Conway Park Owner's Association and (iv) Landlord's reasonable approval. Except as set forth in the immediately preceding sentences, Tenant shall not install any signs on the Building exterior or inscribe, post, place, or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Land or Building (including without limitation the interior of the Premises) at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere Outside the Premises without first obtaining Landlord's consent.

     4.25 Subordination. Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor's lien, or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease. Notwithstanding the foregoing, the holder or beneficiary of such mortgage, deed of trust, ground lease, vendor's lien or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, vendor's lien or similar instrument to this Lease. Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

     4.26 Workers Compensation Immunity. If and to the extent that Tenant is
          -----------------------------
obligated to indemnify, defend or hold harmless Landlord or Landlord's Agents from any Claims arising from its use of the Premises or any act or failure to act by Tenant or Tenant's Agents or otherwise, Tenant expressly waives, to and in favor of Landlord and Landlord's Agents, its statutory workers compensation act employers immunity relative to any injury to an employee or employees of Tenant.

     4.27 Brokers. Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Lease.

     4.28 Exculpation and Limitation of Liability. Landlord has executed this
          ---------------------------------------
Lease by its trustee signing solely in a representative capacity. Notwithstanding anything contained in this Lease to the contrary, Tenant confirms that the covenants of Landlord are made and intended, not as personal covenants of the trustee, or for the purpose of binding the trustee personally, but solely in the exercise of the representative powers conferred upon the trustee by its principal. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against the Landlord's estate and interest in the Building and
             ----
Landlord shall have no personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any Landlord's Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

     4.29 Intentionally Omitted.
          ---------------------

     4.30 Mechanic's Liens and Tenant's Personal Property Taxes.
          ------------------------------------------------------

          4.30.1 Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims. Tenant agrees to give Landlord immediate written notice of any such Claim. If Tenant desires to contest any claim, Tenant must either arrange for release of such lien and substitution of a bond or other collateral (in accordance with Governmental Requirements) or furnish Landlord adequate security of at least 150% of the amount of the claim, plus estimated cost in interest and, if for a final judgment establishing the validity of any lien is entered, Tenant shall immediately pay and satisfy the same. If Tenant fails to proceed as aforesaid, Landlord may pay such amount and any costs, and the amount paid, together with reasonable attorney's fees incurred, shall be immediately due Landlord upon notice.

          4.30.2 Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay them or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, upon demand by Landlord.

     4.31 Intentionally Omitted.
          ---------------------

                     SECTION 5: DEFAULT AND REMEDIES
                     -------------------------------

     5.1  Events of Default.
          -----------------

          5.1.1 The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant ("Event of
                                                                   --------
Default"):
-------


          (a) failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease within five (5) days of the due date;

          (b) an assignment of this Lease by Tenant or a sublease of any or all of the Premises without Landlord's permission;

          (c) failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of thirty (30) calendar days after written notice from Landlord;

          (d) (1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, unless the same is dismissed within sixty (60) calendar days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease; (4) any execution, levy, attachment or other process of law against any property of Tenant or Tenant's interest in this Lease, unless the same is dismissed within twenty (20) calendar days; (5) adjudication that Tenant is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or (7) the failure of Tenant to generally pay its debts as they become due; or

          (e) any information furnished by or on behalf of Tenant to Landlord in connection with the entry of this Lease is determined to have been materially false, misleading or incomplete when made.

          5.1.2 Tenant shall notify Landlord promptly of any Event of Default or any facts, conditions or events which, with the giving of notice or passage of time or both, would constitute an Event of Default.

          5.1.3 If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an "unexpired lease" under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

     5.2  Remedies. If any Event of Default occurs, Landlord may after providing
          --------
Tenant written notice five (5) Business Days after such occurrence, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, if Tenant has not cured such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph.

          5.2.1 Landlord may terminate this Lease and all rights of Tenant under this Lease either immediately or at some later date by giving Tenant written notice that this Lease is terminated. If Landlord so terminates this Lease, then Landlord may recover from Tenant the sum of:

          (a) the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination;

          (b) interest at the Default Rate on the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus

          (c) the amount by which the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided and interest on such excess at the Default Rate; plus

          (d) the amount by which the aggregate of the unpaid Base Rent, Additional Rent and all other sums payable under this Lease for the balance of the Lease Term after the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could be reasonably avoided, with such difference being discounted to present value at the Prime Rate at the time of award; plus

          (e) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result from such failure, including, leasing commissions, tenant improvement costs, renovation costs and advertising costs; plus

          (f) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

          5.2.2 Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

          5.2.3 Landlord shall also have the right, without terminating this Lease, to accelerate and recover from Tenant the sum of all unpaid Base Rent, Additional Rent and all other sums payable under the then remaining term of the Lease, discounting such amount to present value at the Prime Rate.

          5.2.4 If Tenant surrenders the Premises without Landlord's consent, or if Landlord re-enters the Premises as provided in subparagraph 5.2.2 or takes possession of the Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may, without terminating this Lease, recover all Base Rent, Additional Rent and all other sums payable under this Lease as they become due; provided that Landlord shall, upon Tenant's written request, use reasonable efforts, without terminating this Lease, to relet the Premises or any part of the Premises on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in its sole discretion, may deem advisable, all with the right, at Tenant's cost, to make repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 5.2.5.

          5.2.5 None of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated: an act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any repairs or alterations made by Landlord to the Premises; re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or the appointment of a receiver, upon the initiative of Landlord, to protect Landlord's interest under this Lease. If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.

          5.2.6 If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows: first, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Additional Rent or any other sums payable by Tenant under this Lease; second, to the payment of any cost of reletting (including finders' fees and leasing commissions); third, to the payment of the cost of any alterations, improvements, maintenance and repairs to the Premises; and fourth, to the payment of Base-Rent, Additional Rent and other sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord's expenditures for the Premises during such month, Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

          5.2.7 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

     5.3  Right to Perform. If Tenant shall fail to perform any other act on its
          -----------------
part to be performed under this Lease, and such failure shall continue for ten
(10) calendar days after notice of such failure by Landlord, or such shorter time if reasonable under the circumstances, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.

     5.4  Landlord's Default. In the event that Landlord defaults under or
          -------------------
breaches this Lease, Tenant shall notify Landlord of such default or breach in writing, and Tenant shall not exercise any right or remedy which Tenant may have under this Lease or at law if Landlord commences to cure such default or breach within thirty (30) calendar days after receipt of Tenant's notice and thereafter diligently prosecutes the cure to completion.

                 SECTION 6: MISCELLANEOUS PROVISIONS
                 -----------------------------------

     6.1  Notices. Any notice, request or written communication required or
          --------
permitted to be delivered under this Lease shall be: (a) in writing; (b) transmitted by personal delivery, express or courier service, United States Postal Service in the manner described below, or electronic means of transmitting written material; and (c) deemed to be delivered on the earlier of the date received or four (4) calendar days after having been deposited in the United States Postal Service, postage prepaid. Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth opposite their signatures, or at such other address(es) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this paragraph, with copies to the persons at the addresses, if any, designated opposite each party's signature. Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause
(b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified, return receipt requested.

     6.2 Attorney's Fees and Expenses. In the event either party requires the
         -----------------------------
services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the non-breaching party shall be entitled to a reasonable sum for attorney's and paralegal's fees, expenses and court costs, including those relating to any appeal.

     6.3 No Accord and Satisfaction. No payment by Tenant or receipt by Landlord
         ---------------------------
of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord's right to recover the balance of any amount payable or Landlord's right to pursue any other remedy provided in this Lease or at law.

     6.4 Successors: Joint and Several Liability.  Except as provided in the
         ----------------------------------------
paragraph captioned "Exculpation and Limitation of Liability" and subject to the paragraph captioned "Assignment and Subletting by Landlord", all of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term "Tenant," then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.

     6.5 Choice of Law. This Lease shall be construed and governed by the laws
         --------------
of the state in which the Land is located. Each of the parties hereby irrevocably submits to the jurisdiction and venue of the State of Illinois in the Circuit Court of Lake County or Cook County or in the U.S. District Court for the Northern District of Illinois, Eastern Division.

     6.6 No Waiver of Remedies. The waiver by Landlord of any covenant or
         ----------------------
condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord to insist on the strict performance by Tenant of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord's Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.

The receipt by Landlord of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Building, shall not be deemed a waiver. Any waiver by Landlord must be in writing and signed by Landlord to be effective.

     6.7  Offer to Lease. The submission of this Lease to Tenant or its broker
          ---------------
or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

     6.8  Force Majeure. In the event that Landlord shall be delayed, hindered
          --------------
in or prevented from the performance of any act or obligation required under this Lease by reason of Force Majeure, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay.

     6.9  Landlord's Consent. Unless otherwise provided in this Lease, whenever
          -------------------
Landlord's consent, approval or other action is required under the terms of this Lease, such consent, approval or action shall be subject to Landlord's reasonable judgment or discretion exercised in good faith and shall be delivered in writing and which consent shall not be unreasonably delayed, conditioned or withheld.

     6.10 Severability: Captions. If any clause or provision of this Lease is
          -----------------------
determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

     6.11 Interpretation. Whenever a provision of this Lease uses the term (a)
          ---------------
"include" or "including", that term shall not be limiting but shall be construed as illustrative, (b) "covenant", that term shall include any covenant, agreement, term or provision, (c) "at law", that term shall mean at law or in equity, or both, and (d) "day", that uncapitalized word shall mean a calendar day. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel. For purposes of this Lease, any reference to Landlord's "knowledge" shall mean, refer and be limited to the actual knowledge, without imputation of knowledge, of officers of the trustee of Landlord having responsibility for the Building.

     6.12 Incorporation of Prior Agreement; Amendments. This Lease contains all
          ---------------------------------------------
of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, whether oral or written, and no prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

     6.13 Authority. If Tenant is a partnership, company, corporation or other
          ----------
entity, each individual executing this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained. If Tenant is a partnership, company, corporation or other business organization, it shall, within ten (10) calendar days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf. If Landlord is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of Landlord represents and warrants to Tenant that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained.

     6.14 Time of Essence. Time is of the essence with respect to the
          ----------------
performance of every covenant and condition of this Lease.

     6.15 Survival of Obligations. Notwithstanding anything contained in this
          ------------------------
Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Such obligations shall include any and all indemnity obligations set forth in this Lease.

     6.16 Consent to Service. Tenant irrevocably consents to the service of
          -------------------
process of any action or proceeding at the address of the Premises. Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.

     6.17 Landlord's Authorized Agents. Notwithstanding anything contained in
          -----------------------------
the Lease to the contrary, including without limitation, the definition of Landlord's Agents, only officers of Riggs Bank, N.A. are authorized to amend, renew or terminate this Lease, or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner.

     6.18 Waiver of Jury Trial. Landlord and Tenant agree to waive trial by jury
          ---------------------
in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or relating in any way to this Lease.

     IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.

LANDLORD:                                                            TENANT:
 Riggs and Company a division of Riggs Bank.                         OnePoint Communications Corp...-a
N.A. as Trustee of the Multi-Employer. %on

Property Trust- a trust organized under 12

C.F,R. Section    .1

By:               ............................................  By:

                  ............................................  Name:

                  ............................................  Its:

 Designated Address for Landlord:.............................  Designated Address for Tenant:

 c/o Riggs and Company

        Attn: Sam Kubiak                                                Actra                     -4 cA
        808 17th Street. N.W.
        Washington, DC 20006                                                                        2oc)
        Facsimile: 202-835-6887
                                                                        Bannockburn., IL (PtC) 1,5
        with copy to Manager at:                                        Facsimile:
        Insignia/ESG. Inc.
        311 South Wacker Drive
        Chicago, IL 60606..............................
        Attn: Mitchell Lovernan

                              EXHIBIT A to Lease

                           LEGAL DESCRIPTION OF LAND
                           -------------------------

PARCEL 1:

LOT 1 IN CONWAY PARK AT LAKE FOREST RESUBDIVISION NO. 1- PHASE 1, BEING A RESUBDIVISION OF LOTS 2 TO 6, INCLUSIVE, IN CONWAY PARK AT LAKE FOREST SUBDIVISION - PHASE 1, BEING A SUBDIVISION OF PARTS OF THE NORTHWEST 1/4, SOUTHWEST 1/4, AND SOUTHEAST 1/4, OF SECTION 36, TOWNSHIP 44 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN THE CITY OF LAKE FOREST, LAKE COUNTY, ILLINOIS.

PARCEL 2:

THAT PART OF LOT I IN CONWAY PARK AT LAKE FOREST SUBDIVISION - PHASE I, BEING A SUBDIVISION OF PARTS OF THE NORTHWEST 1/4, SOUTHWEST 1/4 AND SOUTHEAST 1/4 OF
SECTION 36, TOWNSHIP 44 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED APRIL 6,1987 AS DOCUMENT 2552397 DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHWEST CORNER OF LOT I AFORESAID; THENCE NORTH 0 DEGREES 15 MINUTES 22 SECONDS WEST, ALONG THE WEST LINE OF SAID LOT, 410.90 FEET TO A CORNER OF SAID LOT; THENCE NORTH 32 DEGREES 44 MINUTES 57 SECONDS WEST, ALONG THE SOUTHWEST LINE OF SAID LOT, 139.11 FEET; THENCE NORTH 57 DEGREES 15 MINUTES 03 SECONDS EAST, ALONG A LINE DRAWN PERPENDICULAR TO SAID SOUTHWEST LINE, 63.01 FEET; THENCE SOUTH 39 DEGREES 17 MINUTES 26 SECONDS EAST,
771.07 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID LOT; THENCE NORTH 80 DEGREES 30 MINUTES 22 SECONDS WEST, ALONG SAID SOUTHERLY LINE BEING ALSO THE NORTHERLY LINE OF ROUTE 60, DISTANCE OF 65.19 FEET TO CORNER OF SAID LOT, THENCE NORTH 85 DEGREES 33 MINUTES 41 SECONDS WEST, ALONG SAID SOUTHERLY LINE, 400.61 FEET TO THE POINT OF BEGINNING, IN LAKE COUNTY, ILLINOIS.

                              Exhibit B to Lease

                             LOCATION OF PREMISES
                             --------------------

                              [PLAN APPEARS HERE]

                                   EXHIBIT C
                               Tenant Work Letter

     This is the Tenant Work Letter ("Work Letter") referred to in the Lease of even date herewith (the "Lease") wherein One Point Communications Corp. ("Tenant") has agreed to lease certain premises from Riggs & Company, a division of Riggs Bank, N.A. as Trustee of the Multi-Employer Property Trust ("Landlord"), at Two Conway Park, Lake Forest, Illinois. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to them in the Lease.

1. Base Building Condition.

     (a) Tenant acknowledges that Landlord has put the Premises into base building condition and Tenant accepts the Premises in its current condition for purposes of commencing and performing the Tenant's Work (as such term is hereinafter defined).

     (b) Upon execution of the Lease, Landlord shall provide Tenant with copies of the base building drawings, plans and specifications relevant to the performance by Tenant of the Tenant's Work. Landlord represents and warrants to Tenant that the Building was constructed in a good and workmanlike manner, and to the best of Landlord's knowledge, is in compliance with all applicable Governmental Requirements and Access Laws.

2. Tenant's Work.

     (a) Tenant shall provide the construction material, hardware and equipment and the labor to construct and install the improvements to the Premises described in the Plans (as that term is hereinafter described) and incorporated into the Premises (collectively, the "Tenant's Work"). Subject to the provisions of this Work Letter, Tenant shall proceed diligently to cause the Tenant's Work approved by Landlord to be completed in accordance with the terms and conditions of the Lease and this Work Letter.

     (b) Tenant agrees to cause its architect or interior space planner (the "Interior Space Planner") to deliver to Landlord on or before November 23, 1999 plans for the Premises ("Preliminary Space Plans").

     (c) On or before November 30, 1999, Tenant shall deliver to Landlord architectural construction drawings (which shall include (i) furniture plans showing details of space occupancy; (ii) sprinkler locations; (iii) reflected ceiling plans; (iv) partition and door location plans; (v) electrical and telephone plans noting any special requirements; (vi) fire safety systems; (vii) detail plans; and (viii) finish plans and schedules) and also specifications for the Tenant's Work to be performed in the Premises which architectural construction drawings and specifications are acceptable to Tenant and sufficient in all respects for Tenant to cause Tenant's mechanical/electrical engineer (the "Engineer") to prepare the Mechanical/Electrical Drawings (as hereinafter defined). Such architectural drawings and specifications shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed, within five (5) business days of receipt by Landlord of a complete set of such architectural construction drawings and specifications. If Landlord does not approve the same, Landlord shall advise Tenant in writing with reasonable specificity of the changes required in such architectural construction drawings and specifications so that they will meet with Landlord's approval. Landlord's specifications shall be reasonable and within industry standards for Tenant's Work. Tenant shall cause the Interior Space Planner to revise such architectural construction drawings and specifications pursuant to Landlord's comments and to deliver to Landlord, within five (5) business days after receipt by Tenant of such comments, revised architectural construction drawings and specifications noting the changes for Landlord's approval. Landlord's approval shall not be unreasonably withheld. Landlord shall continue to comment on such architectural construction drawings and specifications and Tenant shall continue to revise said architectural construction drawings and specifications within five (5) business days of receipt of comments from Landlord until such architectural construction drawings and specifications are approved by Landlord. Such architectural construction drawings and specifications when approved by Landlord are referred to herein as the "Preliminary Architectural Plans". Landlord and Landlord's architect shall work in a good faith and in a reasonable manner in reviewing and revising the Preliminary Architectural Plans.

     (d) Tenant agrees to cause the Interior Space Planner and the Engineer to prepare mechanical and electrical drawings for the Premises and deliver said drawings to Landlord within ten (10) business days after Landlord approves the Preliminary Architectural Plans. Tenant and the Engineer shall cooperate fully to provide all information necessary for the timely completion of the mechanical and electrical drawings and approval thereof by Landlord. Landlord agrees to either approve or disapprove said mechanical and electrical drawings in writing within five (5) business days of receipt thereof by Landlord. Approval shall not be unreasonably withheld. If Landlord disapproves of said drawings, Landlord agrees to advise Tenant in writing with reasonable specificity of the required changes. Landlord's specifications shall be reasonable and within industry standards for Tenant's Work. Tenant shall deliver to Landlord mechanical and electrical drawings revised pursuant to Landlord's comments within five (5) business days of receipt of Landlord's comments. This procedure shall be repeated until Landlord approves the mechanical and electrical drawings for the Premises. The mechanical and electrical drawings for the Premises which are approved by Landlord shall be referred to herein as the "Mechanical/Electrical Drawings". Landlord and Landlord's architect shall work in a good faith and in a reasonable manner in reviewing and revising the Mechanical/Electrical Drawings.

     (e) Landlord and Tenant acknowledge that Tenant has made application for a building permit for the Tenant's Work. Notwithstanding Tenant's application for, and eventual receipt of, a building permit, Landlord shall have the right to approve or disapprove said revised Preliminary Architectural Plans by written notice to Tenant within five (5) business days of receipt by Landlord of such revised plans. If Landlord does not approve the same, Landlord shall advise Tenant in writing with reasonable specificity of the changes required in such plans so that they meet with Landlord's approval. Landlord's approval shall not be unreasonably withheld. Landlord's specifications shall be reasonable and within industry standards for Tenant's Work. Tenant shall cause such plans to be revised until they meet with Landlord's approval. Further, if Landlord determines that as a result of such revisions, the Mechanical/Electrical Drawings should be revised, then Landlord shall inform Tenant of such changes with reasonable specificity in writing and Tenant shall cause the Mechanical/Electrical Drawings to be revised to Landlord's reasonable satisfaction within five (5) business days of receipt of Landlord's comments. The revised Preliminary Architectural Plans when approved by Landlord are referred to herein as the "Architectural Plans". The "Preliminary Architectural Plans", the "Preliminary Space Plans", the "Mechanical/Electrical Drawings" and the "Architectural Plans" are herein collectively referred to as the "Plans". Tenant must submit to Landlord a copy of the building permit before the start of the Tenant Work. The Architectural Plans and the Mechanical/Electrical Drawings shall be produced on CAD.

     (f) Notwithstanding anything contained herein to the contrary, Tenant agrees to and shall engage, or cause its general contractor to engage, V.A. Smith & Company, as the subcontractor to perform the Tenant's Work pertaining to the heating, ventilating and air conditioning system in the Premises; provided that V.A. Smith & Company agrees to perform such work for a competitive price which is equal in all material respects to (or less than) the lowest of other competitive, bona-fide arms-length bids received by Tenant for the same work. Otherwise, Tenant shall be free to hire the (or one of the) lower competitive bidders to perform such work.

     (g) Tenant represents to Landlord that Tenant has reviewed its needs and the above-specified delivery dates with the Interior Space Planner and that Tenant has assured itself that, with Landlord's cooperation, the Plans can be delivered as herein above required. Tenant agrees to cooperate with the Interior Space Planner as promptly as possible and in any event in sufficient time to cause the Plans to be prepared and timely delivered as herein above required.

     (h) Neither review nor approval by Landlord of any of the Plans shall constitute a representation or warranty by Landlord that such Plans either (i) are complete or suitable for their intended purpose or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance, except as provided in the Lease.

3. Cost of Tenant's Work.

     (a) - Before commencement of any portion of the Tenant's Work, Tenant shall enter into a contract (the "Buildout Contract") to perform the Tenant's Work with Development Solutions, Inc., as its general contractor. The Buildout Contract shall provide that the Tenant's Work shall be completed by February 1, 2000 and shall further provide that the general contractor shall not be entitled to payment of more than ninety percent (90%) of the total contract price prior to the date upon which the Landlord pays or is required to pay the Retention Amount (as defined herein) to Tenant under the terms and provisions of this Work Letter. Tenant agrees to promptly give Landlord a copy of the Buildout Contract. Tenant shall cause the general contractor to use only those subcontractors approved by Landlord, which approval shall not be unreasonably withheld. All of the Tenant's Work shall be performed by one or more licensed general contractors and their respective subcontractors, all of whom shall be signatory to a collective bargaining agreement or other agreement with an appropriate labor organization affiliated with the Building and Construction

Trades Department of the AFL-CIO. The Landlord shall have the right to approve all contracts and subcontracts with any of the aforementioned general contractors and subcontractors, which approval shall not be unreasonably withheld.

     (b) Landlord shall pay Tenant pursuant to the terms of this Work Letter an amount up to One Million Six Hundred Fifty-two Thousand Seven Hundred Twenty Dollars ($1,652,720.00) (the "Tenant Improvement Allowance") towards the cost of the Tenant's Work. Tenant shall pay, as and when due, all costs of the Tenant's Work in excess of the Tenant Improvement Allowance, subject to the provisions of
Section 3(a) above.

     (c) Tenant shall pay and reimburse Landlord for any third party costs and out-of-pocket expenses of Landlord in connection with the prosecution of the Tenant's Work (the "Reimbursement Fee"), including, without limitation, the following: (i) the cost of Landlord's architects' and construction manager's preliminary and ongoing review of any of the Plans and other construction documents; (ii) the cost of temporary electricity, temporary toilets and hot and cold water to the Premises during the construction period; (iii) initiation and monitoring of the Tenant's Work and punchlist process by the Landlord's architects and construction manager; and (iv) freight dock services and normal Building security during Tenant's construction and move-in period. In addition, in connection with the Tenant's Work, Tenant shall provide and pay for (i) trash removal and disposal (subject to paragraph 5(c) hereof) and (ii) final cleanup of the construction site and the Premises, provided such payments are not duplicated as part of the Reimbursement Fee. Notwithstanding the foregoing, in no event shall the Reimbursement Fee exceed an amount equal to the product of One Dollar ($1.00) multiplied by the square footage of the Premises. The Reimbursement Fee shall be deducted by Landlord from the Tenant Improvement Allowance.

     (d) Payment of the Tenant Improvement Allowance shall be made by Landlord one time each month during the period of the construction of the Tenant's Work, upon Tenant's submission of a Draw Request (as defined herein below), all in accordance with the provisions of subparagraphs 3(e) and 3(f) below. Payment shall be made directly by Landlord pursuant to the Draw Request. Notwithstanding anything contained herein to the contrary, Landlord shall have no obligation to make any payment of any Draw Request at any time that Tenant is in default under the terms and provisions of this Work Letter or if an Event of Default (as defined in the body of the Lease) has occurred. -

     (e) On the fifteenth (15th) day of each month during the performance of the Tenant's Work hereunder, Tenant shall submit to Landlord a letter requesting a disbursement of funds covering that portion of the Tenant's Work which has been completed through the date of said letter (the "Draw Request"). Draw Requests shall be made by Tenant once each month only. The Draw Request shall be accompanied by (i) invoices (or paid receipts for each item paid by Tenant and for which Tenant is seeking reimbursement), (ii) sworn statements and final or partial or conditional lien waivers (for lienable items) required by the Landlord, and (iii) such other documentation as Landlord may reasonably request.

     (f) Upon receipt of the Draw Request, Landlord will review the Tenant's Work and the items accompanying the Draw Request and advise Tenant in writing within three (3) Business Days of any respects in which the Draw Request is disapproved and the reason for such disapproval. Approval shall not be unreasonably withheld. Such advice need not comply with the notice provisions of the Lease. Otherwise, the Draw Request will be deemed approved. In any event, payment of the Draw Request shall be made within fifteen (15) Business Days of approval of a Draw Request. For purposes of this Work Letter, payment by Landlord of a Draw Request shall constitute and be discharged by payment of actually only ninety percent (90%) of the Draw Request made, with the balance of the Draw Request (ten percent (10%)) being withheld from such payment by Landlord (such collective balance withheld from each Draw Request being referred to herein as the "Retention Amount"). Landlord and Tenant agree to cooperate in attempting to resolve disapproved portions of any Draw Request.

     (g) Notwithstanding anything contained herein to the contrary, Landlord and Tenant shall conduct a walk-thru of the Premises after completion of Tenant's Work and prior to any disbursement of the Retention Amount. During the walk-thru, Landlord and Tenant shall, reasonably and in good faith, prepare a "punchlist" of items relating to the Tenant's Work which are incomplete or in need of correction or repair. Landlord shall be entitled to hold back and retain from any payment of the Retention Amount to Tenant an amount equal to 150% of the reasonably estimated cost to complete, correct or repair any punchlist items pertaining to the Tenant's Work until such completion, correction or repair is accomplished, at which time Landlord shall thereafter promptly disperse said Retention Amount to Tenant.

     (h) Before commencing Tenant's Work, Tenant shall submit to Landlord a total project budget (the "Budget") outlining the cost of the Tenant's Work to be incurred by Tenant in connection with the Premises. Tenant shall deliver to Landlord any updated Budget, as and when revised.

     (i) If the Budget, as may be revised from time to time by Tenant, by virtue of any change order for Tenant's Work or other-wise, exceeds or is reasonably likely to exceed the Tenant Improvement Allowance, then Tenant shall contribute and pay such excess amount toward the Draw Requests next coming due, prior to Landlord being obligated to pay any further Draw Requests hereunder.

4. Access By Tenant; Work in Harmony.

     Landlord shall permit Tenant and Tenant's agents, representatives, employees, suppliers, contractors, subcontractors, mechanics and workmen to enter the Premises to perform the Tenant's Work. Tenant agrees for itself and its agents, representatives, employees, suppliers, contractors, subcontractors, workmen, mechanics, and suppliers, that all such parties shall work in harmony and not unreasonably interfere with Landlord and Landlord's agents, representatives, employees, suppliers, contractors, subcontractors, mechanics, and workmen, or other tenants and their respective contractors and agents, at the Building.

5. Construction Requirements.

     (a) Tenant agrees that the entry into the Premises by Tenant and its contractors shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay Rent and Additional Rent, and Tenant further agrees that in connection therewith Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's Work or installations made in the Premises or to property placed therein before the Commencement Date and thereafter, the same being at Tenant's sole risk. In addition, Tenant shall require all entities performing work on behalf of Tenant to provide protection for existing improvements to an extent that is reasonably satisfactory to Landlord and shall allow Landlord access to the Premises, for inspection purposes, at all times during the period when Tenant is undertaking construction activities therein. If any entity performing work on behalf of Tenant causes any injury to any person or any damage to the Premises, the Building, or any other property of Landlord or any other person, then Tenant agrees to indemnify, defend and hold Landlord harmless from any loss, damage or injury suffered in connection with any such damage or injury. Further, Tenant shall cause such damage to be repaired at Tenant's expense and if Tenant fails to cause such damage to be repaired promptly upon Landlord's demand therefor, Landlord may in addition to any other rights or remedies available to Landlord under this Lease or at law or equity cause such damage to be repaired, in which event Tenant shall promptly upon Landlord's demand pay to Landlord the cost of such repairs.

     (b) All contractors and subcontractors shall use only those service corridors and service entrances designated by Landlord for ingress and egress of personnel and the delivery and removal of equipment and material through or across any common areas of the Building shall only be permitted with the written approval of Landlord and during hours determined by Landlord. Landlord shall, upon its discovery or knowledge thereof, notify the Tenant or any contractor or subcontractor who violates the requirements of this paragraph 5 of this Work Letter of the violation of same. In the event Tenant or any contractor or subcontractor fails to correct said violation, the Landlord shall have the right to order Tenant or any contractor or subcontractor who violates the above requirements to cease work in the Building and leave the Building and remove its equipment and its employees from the Building and, at Landlord's option, and at Tenant's expense, restore any portion of the Building on which it has done work to its original condition.

     (c) During the performance of Tenant's Work, Landlord may provide trash removal service from a location designated by Landlord. Tenant shall be responsible for breaking down boxes and placing trash in Landlord's containers at such designated location. Trash shall not include construction debris, which Tenant shall remove at its expense. Tenant shall accumulate its trash in containers supplied by Landlord and Tenant shall not permit trash to accumulate within the Premises or in the corridors or public areas adjacent to the Premises. Tenant shall cause each entity employed by it to perform work on the Premises to abide by the provisions of this Work Letter as to the storage of trash and shall require each such entity to perform its work in a way that dust or dirt is contained entirely within the Premises and not within any other portion of the Building and shall cause Tenant's contractors to leave the Premises in broom clean condition at the end of each day. Should Landlord deem it necessary to remove Tenant's trash because of accumulation, Tenant shall pay to

Landlord an additional reasonable charge for such removal on a time and material basis. The cost to Tenant for Landlord removing such trash will be based on reasonable and competitive cost which Tenant could have secured independently had Landlord not provided such service.

     (d) Tenant agrees that all Tenant's Work and other work performed by Tenant, its agents, contractors, or employees at the Premises, including installation of telephones, carpeting, materials and personal property delivered to the Premises shall be done in a first-class workmanlike manner using only good grades of material and shall be performed only by persons covered by a collective bargaining agreement with the appropriate trade union.

     (e) Tenant agrees to protect, indemnify, defend and hold Landlord and its agents, partners, contractors, and employees harmless from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including reasonable attorneys' fees, of whatever nature, including without limitation, those to the person and property of Landlord or Tenant, their respective employees, agents, invitees, licensees and others, arising out of or in connection with the activities of Tenant or Tenant's contractors in or about the Premises or the Building, the cost of any repairs to the Premises or the Building necessitated by activities of Tenant or Tenant's contractors, and any injury to any person or any damage to the Premises, the Building, or any other property of Landlord or any other person caused by Tenant or Tenant's contractors.

     (f) Tenant shall secure, pay for, and maintain during the continuance of its work within the Premises, policies of insurance with such coverages and such amounts as Landlord may reasonably require, including builder's risk insurance as to Tenant's Work and general comprehensive liability, in an amount not less than those amounts set forth in the Lease, which policies shall be endorsed to include Landlord and its contractor and their respective employees and agents and Landlord's mortgagees as additional insured parties and which shall provide thirty (30) days' prior written notice of any alteration or termination of coverage, in such amounts and insuring such risks as Landlord may require. Tenant shall not permit Tenant's contractors to commence any work until all required insurance has been obtained by Tenant and certificates evidencing such coverage have been delivered to Landlord.

     (g) Tenant shall cause its agents, contractors, subcontractors and vendors to abide by and govern themselves in accordance with customary and generally recognized behavioral and procedural guidelines established and followed by reputable first-rate construction contractors in the greater metropolitan Chicago area pertaining to, without limitation, worker health and safety and worksite conditions.

     (h) Tenant shall cause its general contractor, and any and all subcontractors, suppliers, mechanics, materialmen, and workmen providing warranties to Tenant to make or assign concurrent warranties to Landlord, on the same terms and conditions originally promised to Tenant, which warranties may be enforced by Landlord as owner of the Building. In the event any warrantor fails to comply with the terms of a warranty or otherwise fails to perform its obligations regarding repairs, replacements, and other corrections of faulty or defective labor or materials, then Tenant shall be liable, at its own expense to remedy the same. In the absence of a warranty, or in the event of any default, negligence or misconduct by any of Tenant's general contractor, subcontractors, suppliers, mechanics, materialmen and workmen in connection with the Tenant's Work, Tenant shall be liable for timely and proper prosecution of the Tenant's Work in accordance with the terms of this Work Letter. Furthermore, in the event of a default, negligent act or misconduct by any of Tenant's general contractor, subcontractors, suppliers, mechanics, materialmen and workmen, Landlord may take any and all reasonable actions in its best interest in protecting the Building and in completing the Tenant's Work as Landlord deems reasonable and appropriate, and Tenant shall comply with the provisions of paragraph 5(e) above with respect to any such breach, negligent act or misconduct.

6. Miscellaneous.

     (a) Except as expressly set forth herein and in the Lease, Landlord has no other agreement with Tenant and has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

     (b) This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

     (c) The failure by Tenant to pay any monies due Landlord pursuant to this Work Letter within the time period herein stated shall be deemed an Event of Default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent. All late payments shall bear interest and shall be subject to a late charge pursuant to the Lease.

     (d) This Work Letter is being executed in conjunction with the Lease and is subject to each and every term and condition thereof, including, without limitation, the limitations of Landlord's liability set forth therein. Furthermore, no delay or other failure to complete the Tenant's Work hereunder, except for Landlord Delays as defined in the Lease, shall affect the Commencement Date under the Lease (being March 1, 2000) and Tenant's obligation to pay Rent in accordance with the terms of the Lease. In the event of Landlord Delays, the Commencement Date shall be delayed by the number of days attributable to Landlord Delays.

     (e) Tenant shall be solely responsible to determine at the site all dimensions of the Premises and the Building which affect any work to be performed by or for Tenant hereunder.

     DATED this 18th day of November, 1999.


                         LANDLORD:

                         RIGGS & COMPANY, a division of Riggs Bank, N.A. as Trustee the Multi-Employer Property Trust

                         By:
                         Its:


                         TENANT:

                         ONE POINT COMMUNICATIONS CORP.


                         By;
                         ---
                         Its:

                              EXHIBIT D to Lease

                    FORM OF MEMORANDUM OF COMMENCEMENT DATE
                    ---------------------------------------

     Riggs and Company, a division of Riggs Bank, N.A. as trustee of the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18, as Landlord, and OnePoint Communications Corp. as Tenant, executed that certain Office Lease dated as of November 18, 1999 (the "Lease").

     The Lease contemplates that upon satisfaction of certain conditions Landlord and Tenant will agree and stipulate as to certain provisions of the Lease. All such conditions precedent to that stipulation have been satisfied.

          Landlord and Tenant agree as follows:


          1.    The Commencement Date of the Lease is
          2.    The Termination Date of the Lease is
          3.    The Premises consist of                rentable square feet.
          4.    Base Rent is as follows:
                                   through             $       per month
                                   through             $       per month
                                   through             $       per month
                                   through             $       per month
          5.    Tenant's Pro Rata Share is     percent(

IN WITNESS WHEREOF, the parties have caused this Memorandum to be duly executed as of ,2000.

LANDLORD:                                         TENANT
Riggs and Company, a division of Riggs Bank
N.A. as trustee of the Multi-Employer Property    OnePoint Communications Corp.
Trust, a trust organized under 12 C.F.R.
Section 9.18                                      By:
                                                  Name:
By:     -                                         Its:
Name:
Its:

                              EXHIBIT E to Lease

                             RULES AND REGULATIONS
                             ---------------------


     1 No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Land without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

     2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

     3. Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access to such areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Land, Building and the Building's tenants; provided that, nothing in this
                                                  ---------------
Lease contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building.

     4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

     5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor, any of Landlord's Agents or any other person.

     6. - Landlord will furnish Tenant, free of charge, two (2) keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

     7. If Tenant requires telegraphic, telephonic, computer circuits, burglar alarm or similar services, it shall first obtain Landlord's consent, and comply with, Landlord's instructions for their installation, and shall pay the entire cost of such installation(s).

     8. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Governmental Requirements. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building or to any other tenant in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

     9. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals.

     10. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

     11. Tenant shall not waste any utility provided by Landlord and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

     12. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

     13. Landlord reserves the right to exclude from the Building during non-Business Hours, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

     14. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

     15. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services, except at such hours and under such regulations as may be fixed by Landlord.

     16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited in them. The expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant if it or its employees or invitees shall have caused it.

     17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

     18. Tenant shall not install any radio or television antenna, loudspeaker or other device in, on or about the Premises or Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

     19. Tenant shall not mark, drive nails, screws or drill into the partitions, woodwork, doors, or plaster or in any way deface the Premises. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

     20. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

     21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Land are prohibited, and Tenant shall cooperate to prevent the same.

     22. Landlord reserves the right to exclude or expel from the Building and Land any person who, in Landlord's judgment, is intoxicated, under the influence of liquor or drugs or in violation of any of these Rules and Regulations.

     23. Tenant shall store all of its trash and garbage within the Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

     24. - The Premises shall not be used for lodging or any improper or immoral or objectionable purpose. No cooking shall be done or permitted by Tenant, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted;

provided that, such equipment and its use is in accordance with all Governmental
-------------
Requirements.

     25. Tenant shall not use in the Premises or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

     26. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

     27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     28. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     29. The requirements of Tenant will be attended to only upon appropriate application to the Manager of the Building by an authorized individual. Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord.

     30. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or Land. Tenant shall not use more that its prorata share of parking spaces. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Landlord shall have no obligation whatsoever to monitor or police the use of the parking or other common areas.

     31. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other person, nor prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations against any or all of the tenants of the Building.

     32. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants and conditions of any lease of premises in the Building. If any provision of these Rules and Regulations conflicts with any provision of the Lease, the terms of the Lease shall prevail.

     33. No furniture, equipment, supplies or merchandise of Tenant shall be received in the Building, or carried up or down the elevators or stairways, except during such hours as shall be designated by Landlord.

     34. No smoking shall be permitted in or around the Building except for rooms constructed with ventilation systems approved by Landlord which are vented directly to the exterior of the Building.

     35. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Building and Land and the preservation of good order in the Building. Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations which are so made by Landlord.

     36. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenant's Agents.

                              EXHIBIT F TO LEASE
                         SCHEDULE OF CLEANING SERVICES
                         -----------------------------


Daily Cleaning Services
-----------------------

1. Empty waste baskets and remove refuse to designated area. Reline and wipe clean receptacles as needed.

2. Break down all boxes or any items marked trash and remove to designated areas.

3.   Thorough vacuuming of all carpeted area.

4.   Sweep all hard floors (tile, wood, etc.).

5. Sweep and damp mop all vinyl, marble and quarry tile floors. Spot buff as needed.

6.   Spot clean minor carpet stains.

7.   Dust and/or wipe clean the following surfaces:

          desks chairs file cabinets tables telephones pictures and frames doors lamps ledges and shelves desk/furniture partitions any other horizontal surface of a fixture or furniture subject to collecting dust

8. Wipe clean the following surfaces: window sills and ledges counter tops and kitchen cabinets private entrance doors glass, mirrored and wood doors, panels, windows and walls, walls in kitchen and disposal area conference tables

9. Wash, clean and disinfect water fountains and/or coolers. Give special attention to adjacent floor areas.

10. Establish regular cleaning maintenance program for floor in public lobby area in conjunction with Property Manager; standard necessary to maintain is high quality shine with no water marks, stains, scuffing or other signs of wear.

11. Wipe and polish all glass, chrome and metal surfaces such as windows (interior and up to standard ceiling height), partitions, banisters, door knobs, light switch plates, kick plates, directional signs and door saddles.

12.  Dust and wipe clean sand urns.

13.  Polish directory.

14.  Vacuum and spot shampoo all carpet entrance mats.

15.  Spot clean all wall surfaces.

16.  Clean all entrance doors.


Daily Elevators
---------------

1. Wash and polish wood and stainless walls, doors and hall plate. Keep tracks clean of dust, dirt and debris. Vacuum carpet. Spot clean carpet as needed.


Daily Vending Areas
-------------------

1. Thoroughly vacuum carpeting and damp mop tile flooring daily. Special attention to cleaning crevices, between and under vending machines.

2. Thoroughly wipe all tops and sides of vending machines and express mail box cabinets with damp cloth. Spot clean all wall surfaces.

3.   Empty trash and reline can daily.

4.   Spot-clean exteriors of waste containers.


Daily Lavatories
----------------

1. Sweep and wet mop all tile floors using disinfectant. Deck brush under urinals and behind toilets as required.

2.   Thoroughly clean all mirrors, top to bottom.

3. Scour, wash and disinfect all sink basins, counter tops, bowls, urinals, including undersides.

3.   Wipe clean and remove all fingerprints from full height doors.

4.   Vacuum all upholstered furniture.

5. Thoroughly clean all venetian blinds, pipes, ventilating and air conditioning louvers, ducts and high molding: monthly to quarterly, as needed.

6. Wipe clean as needed all vinyl base. Vacuum as needed all carpet cove base: monthly to quarterly, as needed.

7.   Spot clean all vertical surfaces.

8.   Spray buff all vinyl floors (both tenant and common areas) monthly.


Semi-Annual Cleaning Services
-----------------------------

1. Wash all common area walls including wallcovering, paint, marble and vinyl base.

                              Exhibit G to Lease

                               LETTER OF CREDIT
                               ----------------

                     **** DRAFT COPY - NOT AN ORIGINAL****

                          NORTH AMERICA TRADE FINANCE
                              3800 CITIBANK CENTER
                    BUILDING F, 1/ST/ FLOOR, TAMPA, FL 33610

    DATE


    RIGGS & COMPANY, A DIVISION OF RIGGS BANK, N.A.
    AS TRUSTEE OF THE MULTI-EMPLOYER PROPERTY TRUST,
    A TRUST ORGANIZED UNDER 12 C.F.R. SECTION 9.18

    ATTN:. MANAGER

    REF: IRREVOCABLE LETTER OF CREDIT NO. NY

    GENTLEMEN:

    BY ORDER OF OUR CLIENT, SBC COMMUNICATIONS INC. ON BEHALF OF ONE POINT COMMUNICATIONS CORP., WE HEREBY OPEN OUR IRREVOCABLE AND TRANSFERABLE STANDBY LETTER OF CREDIT ("STANDBY") NO. NY-_______________ IN YOUR FAVOR FOR AN AMOUNT NOT TO EXCEED IN THE AGGREGATE US DOLLARS 750,00.00 (SEVEN HUNDRED FIFTY THOUSAND AND 00/100 US DOLLARS), EFFECTIVE IMMEDIATELY AND EXPIRING AT OUR OFFICE AT 3800 CITIBANK CENTER, BUILDING F, 1ST FLOOR, ATTN:
    NATF STANDBY LC DEPT., TAMPA, FLORIDA 33610, OR SUCH OTHER OFFICE AS WE MAY ADVISE FROM TIME TO TIME, WITH OUR CLOSE OF BUSINESS ON FEBRUARY 1, 2005.

    FUNDS HEREUNDER ARE AVAILABLE TO YOU AGAINST PRESENTATION OF YOUR SIGHT DRAFT(S) DRAWN ON US MENTIONING THEREON OUR STANDBY NUMBER NY- ______________' ACCOMPANIED BY A WRITTEN STATEMENT PURPORTEDLY SIGNED BY AND AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY, CERTIFYING THAT THE APPLICANT OF THIS LETTER OF CREDIT HAS FAILED TO COMPLY WITH THE TERMS AND CONDITIONS OF A CONTRACT DESCRIBED AS "AGREEMENT OF LEASE BETWEEN THE BENEFICIARY, AS LANDLORD AND APPLICANT, AS TENANT AT PHYSICAL ADDRESS OF LEASED PROPERTY".

    THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART BY THE BENEFICIARY UPON NOTICE TO THE UNDERSIGNED AT ANY TIME, INCLUDING BUT NOT LIMITED TO, THE TIME THE ABOVE-REFERENCED DRAFT IS PRESENTED. REQUESTS FOR TRANSFER WILL BE IN THE FORM OF ANNEX A ATTACHED HERETO, DULY COMPLETED BY AN OFFICER OF YOUR COMPANY AND ACCOMPANIED BY THE ORIGINAL OF THIS LETTER OF CREDIT. DEMAND FOR PAYMENT BY THE TRANSFEREE WILL BE HONORED BY US ONLY AFTER WE HAVE RECEIVED SUCH DULY COMPLETED REQUEST FOR TRANSFER ACCOMPANIED BY THIS LETTER OF CREDIT.

    IT IS A CONDITION OF THIS LETTER OF CREDIT THAT THE AVAILABLE BALANCE UNDER THIS LETTER OF CREDIT WILL BE AUTOMATICALLY ADJUSTED WITHOUT AMENDMENT OVER TIME BASED ON THE FOLLOWING SCHEDULE, MAKING SPECIAL NOTE THAT ANY DRAWINGS(S) UNDER THIS LETTER OF CREDIT WILL PERMANENTLY REDUCE THE AVAILABLE AMOUNT OF THIS LETTER OF CREDIT. IN THE EVENT OF ANY DRAWING(S) UNDER THIS LETTER OF CREDIT THE schedule WILL BE ADJUSTED UNDER ADVICE TO YOU.

                             **** THE SCHEDULE ****

    DATE                AVAILABLE BALANCE ON CREDIT
    ----                ---------------------------
    February 1, 2001    USD $600,000.00
    February 1, 2002    USD $450,000.00
    February 1, 2003    USD $300,000.00
    February 1, 2004    USD $150,000.00
    February 1, 2005    USD $0.00 (Expiration Date)

    THIS LETTER OF CREDIT WILL BE REDUCED TO NIL AND WILL EXPIRE AT THE LATEST BUT WITHOUT PREJUDICE TO ANY DRAWING(S) MADE UNDER THIS CREDIT ON OR BEFORE THE EXPIRATION DATE OF FEBRUARY 1, 2005.

    WE HEREBY ENGAGE WITH YOU TO HONOR YOUR DOCUMENT(S) AS SPECIFIED ABOVE, DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS STANDBY, IF PRESENTED AS SPECIFIED HEREIN ON OR BEFORE THE STATED EXPIRATION DATE.

    SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS STANDBY, PLEASE DIRECT YOUR CORRESPONDENCE TO US AT 3 800 CITIBANK CENTER, BUILDING
    F. 1ST FLOOR. TAMPA, FLORIDA 33610. ATTN: NATF STANDBY LC DEPT, OR SUCH OTHER OFFICE AS WE MAY ADVISE FROM TIME TO TIME, MAKING SPECIFIC REFERENCE TO THE STANDBY NUMBER INDICATED ABOVE.

    EXCEPT AS FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES ("ISP98"), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590, AND AS MATTERS NOT GOVERNED BY THE ISP98, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE U.S. FEDERAL LAW.

    CITIBANK N.A.


    AUTHORIZED SIGNATURE

                              Exhibit H to Lease

                          LOCATION OF PARKING SPACES
                           -------------------------

                            [DIAGRAM APPEARS HERE]

DISTRICT OF COLUMBIA                    Ss.


     On this 29th day of November 1999, before me, a Notary Public in and for the District of Columbia, personally appeared Samuel Kubiak, to me known to be the Managing Director of Riggs & Company, a division of Riggs Bank N.A., Trustee of the Multi-Employer Property Trust, sole member of Two Conway Park, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal hereto affixed the day and year first as above written.



                                     Name: Denise Hart-Gamble
                                     Notary Public in and for the District of
[SEAL APPEARS HERE]                  Columbia, Residing at: Riggs Bank N.A.

                                     My commission expires: March 31, 2003

                                Citibank, N.A.

                            CITICORP NORTH AMERICA

                             3800 CITIBANK CENTER

                     BUILDING F, 1ST FLOOR TAMPA, FL 33610

    NOVEMBER 23, 1999

    RIGGS & COMPANY, A DIVISION OF RIGGS BANK, N.A.
    AS TRUSTEE OF THE MULTI-EMPLOYER PROPERTY TRUST,
    A TRUST ORGANIZED UNDER 12 C.F.R. SECTION 9.18

    ATTN:. MANAGER

    REF: IRREVOCABLE LETTER OF CREDIT NO. NY-09381-30026575

    GENTLEMEN:

    BY ORDER OF OUR CLIENT, SBC COMMUNICATIONS INC. ON BEHALF OF ONE POINT COMMUNICATIONS CORP., WE HEREBY OPEN OUR IRREVOCABLE AND TRANSFERABLE STANDBY LETTER OF CREDIT ("STANDBY") NO. NY-09381-30026575 IN YOUR FAVOR FOR.AN AMOUNT NOT TO EXCEED IN THE AGGREGATE US DOLLARS 750,00.00 (SEVEN HUNDRED FIFTY THOUSAND AND 00/100 US DOLLARS), EFFECTIVE IMMEDIATELY AND EXPIRING AT OUR OFFICE AT 3800 CITIBANK CENTER, BUILDING F, 1ST FLOOR, ATTN:
    NATF STANDBY LC DEPT., TAMPA, FLORIDA 33610, OR SUCH OTHER OFFICE AS WE MAY ADVISE FROM TIME TO TIME, WITH OUR CLOSE OF BUSINESS ON FEBRUARY 1, 2005.

    FUNDS HEREUNDER ARE AVAILABLE TO YOU AGAINST PRESENTATION OF YOUR SIGHT DRAFT(S) DRAWN ON US MENTIONING THEREON OUR STANDBY NUMBER NY-09381-30026575, ACCOMPANIED BY A WRITTEN STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY, CERTIFYING THAT THE APPLICANT OF THIS LETTER OF CREDIT HAS FAILED TO COMPLY WITH THE TERMS AND CONDITIONS OF A CONTRACT DESCRIBED AS "AGREEMENT OF LEASE BETWEEN THE BENEFICIARY, AS LANDLORD AND APPLICANT, AS TENANT AT PHYSICAL ADDRESS OF LEASED PROPERTY".

    THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART BY THE BENEFICIARY UPON NOTICE TO THE UNDERSIGNED AT ANY TIME, INCLUDING BUT NOT LIMITED TO, THE TIME THE ABOVE-REFERENCED DRAFT IS PRESENTED. REQUESTS FOR TRANSFER WILL BE IN THE FORM OF ANNEX A ATTACHED HERETO, DULY COMPLETED BY AN OFFICER OF YOUR COMPANY AND ACCOMPANIED BY THE ORIGINAL OF THIS LETTER OF CREDIT. DEMAND FOR PAYMENT BY THE TRANSFEREE WILL BE HONORED BY US ONLY AFTER WE HAVE RECEIVED SUCH DULY COMPLETED REQUEST FOR TRANSFER ACCOMPANIED BY THIS LETTER OF CREDIT.

    IT IS A CONDITION OF THIS LETTER OF CREDIT THAT THE AVAILABLE BALANCE UNDER THIS LETTER OF CREDIT WILL BE AUTOMATICALLY ADJUSTED WITHOUT AMENDMENT OVER TIME BASED ON THE FOLLOWING SCHEDULE, MAKING SPECIAL NOTE THAT ANY DRAWINGS(S) UNDER THIS LETTER OF CREDIT WILL PERMANENTLY REDUCE THE AVAILABLE AMOUNT OF THIS LETTER OF CREDIT. IN THE EVENT OF ANY DRAWING(S) UNDER THIS LETTER OF CREDIT THE SCHEDULE WILL BE ADJUSTED UNDER ADVICE TO YOU.

                                Citibank, N.A.



                                 ***** THE SCHEDULE *****
    DATE                        AVAILABLE BALANCE ON CREDIT
    February 1, 2001            USD $600,000.00
    February 1, 2002            USD $450,000.00
    February 1, 2003            USD $300,000.00
    February 1, 2004            USD $150,000.00
    February 1, 2005            USD $0.00 (Expiration Date)

    THIS LETTER OF CREDIT WILL BE REDUCED TO NIL AND WILL EXPIRE AT THE LATEST BUT WITHOUT PREJUDICE TO ANY DRAWING(S) MADE UNDER THIS CREDIT ON OR BEFORE THE EXPIRATION DATE OF FEBRUARY 1, 2005.

    WE HEREBY ENGAGE WITH YOU TO HONOR YOUR DOCUMENT(S) AS SPECIFIED ABOVE, DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS STANDBY, IF PRESENTED AS SPECIFIED HEREIN ON OR BEFORE THE STATED EXPIRATION DATE.

    SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS STANDBY, PLEASE DIRECT YOUR CORRESPONDENCE TO US AT 3 800 CITIBANK CENTER, BUILDING
    F. 1ST FLOOR. TAMPA, FLORIDA 33610. ATTN: NATF STANDBY LC DEPT, OR SUCH OTHER OFFICE AS WE MAY ADVISE FROM TIME TO TIME, MAKING SPECIFIC REFERENCE TO THE STANDBY NUMBER INDICATED ABOVE.

   EXCEPT AS FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES ("ISP98"), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590, AND AS MATTERS NOT GOVERNED BY THE ISP98, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE U.S. FEDERAL LAW.